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                                                                    Exhibit 2.01


                               EXCHANGE AGREEMENT


         THIS EXCHANGE AGREEMENT (this "AGREEMENT") is made and entered into as of October 25, 1996 (the "AGREEMENT DATE") by and among HNC SOFTWARE INC., a Delaware corporation ("HNC"), RETEK DISTRIBUTION CORPORATION, a British Virgin Islands corporation ("RETEK") that is an international business company formed under the British Virgin Islands' International Business Companies Act, and The Mulberry Trust and The Kulmor Trust, the only members (or shareholders) of Retek (each individually a "RETEK SHAREHOLDER" and collectively the "RETEK SHAREHOLDERS").

                                    RECITALS

         A. The parties intend that, subject to the terms and conditions of this Agreement, HNC will acquire 100% of the outstanding share capital of Retek from the Retek Shareholders pursuant to the terms and conditions set forth herein in exchange for shares of HNC Common Stock. The parties also intend for such exchange to qualify as a "pooling of interests" transaction for accounting purposes.

         B. Upon the effectiveness of the Exchange (as defined below), all the outstanding shares of Retek will be transferred to HNC in exchange for shares of HNC Common Stock , and (ii) all the outstanding options to purchase shares of Retek will be exchanged for options to purchase shares of HNC Common Stock, all as provided in this Agreement and that certain Option Exchange Agreement (as defined below).

         C. The representations and warranties of Retek and the Retek Shareholders herein are a material inducement to HNC to enter into this Agreement.

         D. The parties acknowledge that the Exchange will not qualify, as and is not intended to qualify, as a reorganization under Section 368 of the U.S. Internal Revenue Code of 1986, as amended (the "CODE").

         NOW, THEREFORE, the parties hereby agree as follows:

         1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms will have the meanings set forth below:

                  1.1 "HNC ANCILLARY AGREEMENTS" means, collectively, each agreement, certificate or document (other than this Agreement) which HNC is to enter into as a party thereto, or is to otherwise execute and deliver, pursuant to or in connection with this Agreement.

                  1.2 "HNC AVERAGE PRICE PER SHARE" means the average of the closing prices per share of HNC Common Stock (in U.S. dollars) as quoted on the Nasdaq National Market (or such other exchange or quotation system on which HNC Common Stock is then traded or quoted) and reported in The Wall Street Journal for the ten (10) trading days ending on, and
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inclusive of, November 1, 1996; provided, however, that notwithstanding the foregoing, in no event shall the HNC Average Price Per Share, for purposes of this Agreement, be less than $28.00 per share of HNC Common Stock, as presently constituted.

                  1.3 "HNC COMMON STOCK" means the Common Stock, $0.001 par value per share, of HNC.

                  1.4 "RETEK ANCILLARY AGREEMENTS" means, collectively, each agreement, certificate or document (other than this Agreement) which Retek is to enter into as a party thereto, or is to otherwise execute and deliver, pursuant to or in connection with this Agreement.

                  1.5 "RETEK CERTIFICATES" means the share certificates representing all the Retek Shareholders' shares of Retek Stock.

                  1.6 "RETEK STOCK" means the shares of Retek, U.S. $1.00 par value per share, comprising the authorized capital of Retek, as constituted immediately prior to the Closing.

                  1.7 "RETEK DERIVATIVE SECURITIES" means, collectively: (a) any warrant, option, right or other security that entitles the holder thereof to purchase or otherwise acquire any shares of the capital stock of Retek (collectively, "RETEK STOCK RIGHTS"); (b) any note, evidence of indebtedness, stock or other security of Retek that is convertible into or exchangeable for any shares of the capital stock of Retek or any Retek Stock Rights ("RETEK CONVERTIBLE SECURITY"); and (c) any warrant, option, right, note, evidence of indebtedness, stock or other security that entitles the holder thereof to purchase or otherwise acquire any Retek Stock Rights or any Retek Convertible Security; provided, however, that the term "Retek Derivative Securities" does not include any Retek Options (as defined below).

                  1.8 "RETEK FULLY DILUTED NUMBER" means that number that is equal to the sum of: (a) the total number of shares of Retek Stock that are issued and outstanding immediately prior to the Closing; plus (b) the total number of shares of Retek Stock that are issuable by Retek upon the exercise of all Retek Options that are issued and outstanding immediately prior to the Closing; plus (c) the total number of shares of Retek Stock that, immediately prior to the Closing, are directly or indirectly ultimately issuable by Retek upon the exercise, conversion or exchange of all Retek Derivative Securities (if any) that are issued and outstanding immediately prior to the Closing.

                  1.9 "RETEK OPTIONEES" means those persons who, immediately prior to the Closing, hold outstanding options to purchase shares of Retek Stock, who will consist solely of those individuals listed on EXHIBIT B hereto.

                  1.10 "RETEK OPTIONS" means those options to purchase shares of Retek Stock granted by Retek to the Retek Optionees that are outstanding immediately prior to the Closing, and are listed on EXHIBIT B hereto. Exhibit B lists the correct total number of Retek Options held by each Retek Optionee and the exercise price per share of each Retek Option.

                  1.11 "RETEK SHAREHOLDERS" means those persons who, immediately prior to the Closing, hold the shares of Retek Stock that are outstanding immediately prior to the Closing, who will consist solely of those entities listed on EXHIBIT A hereto.


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                  1.12 "CLOSING" is defined in Section 7.1.

                  1.13 "CLOSING DATE" is defined in Section 7.1.

                  1.14 "EXCHANGE" means, collectively, the exchange of all of the outstanding Retek Stock for the Exchange Shares and the exchange of all the Retek Options for HNC Options contemplated by Section 2 below.

                  1.15 "EXCHANGE NUMBER" means the quotient obtained by dividing
(i) the Transaction Shares (as defined below) by (ii) the Retek Fully Diluted Number.

                  1.16 "EXCHANGE SHARES" means the total number of shares of HNC Common Stock, as presently constituted, that will be issued under this Agreement in exchange for all of the shares of Retek Stock that are issued and outstanding immediately prior to the Closing and is equal to the product obtained by multiplying (i) the total number of shares of Retek Stock that are issued and outstanding immediately prior to the Closing by (ii) the Exchange Number.

                  1.17 "OPTIONEE AGREEMENTS" means, collectively, the Optionee Investment Representation Letter, the Option Exchange Agreement and each other agreement, certificate or document which a Retek Optionee is to enter into as a party thereto, or is to otherwise execute and deliver pursuant to or in connection with this Agreement.

                  1.18 "SHAREHOLDER ANCILLARY AGREEMENTS" means, collectively the Investment Representation Letter, the Escrow Agreement, the Registration Rights Agreement, the Retek Affiliates Letter, the Stock Power, Form W-8 and each other agreement, certificate or document (other than this Agreement) to which a Retek Shareholder is to enter into as a party thereto, or is to otherwise execute and deliver pursuant to or in connection with this Agreement.

                  1.19 "TRANSACTION SHARES" means that number of shares of HNC Common Stock, as presently constituted, that is equal to the quotient obtained by dividing (i) U.S. $47,329,000 by (ii) the lesser of: (A) $35.00 per share of HNC Common Stock, as presently constituted; or (B) the HNC Average Price Per Share.

         Other capitalized terms defined elsewhere in this Agreement and not defined in this Section 1 shall have the meanings assigned to such terms in this Agreement.

         2. THE EXCHANGE

                  Subject to the terms and conditions of this Agreement, at the
Closing:

                  (a) each of the Retek Shareholders shall irrevocably assign and transfer to HNC all of their shares of Retek Stock, the amounts of which are set forth beside their respective names on Exhibit A, and in exchange therefor HNC shall issue to each Retek Shareholder the number of shares of HNC Common Stock determined in accordance with Section 2.1 below;

                  (b) in addition, HNC shall pay the Retek Shareholders the aggregate sum of U.S. $1,000 in cash in proportion to each Retek Shareholder's respective percentage share holdings in Retek as shown on Exhibit A; and


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                  (c) the Retek Optionees shall irrevocably transfer and
surrender to HNC all of their Retek Options (the number of shares of Retek Stock subject to each such option is set forth beside each Retek Optionee's respective name on Exhibit B) and in exchange therefor HNC shall issue to each Retek Optionee options to purchase that number of shares of HNC Common Stock determined in accordance with Section 2.2 below.

                  2.1 Exchange of Shares.

                           2.1.1 Exchange of Retek Stock. At the Closing, each
share of Retek Stock that is issued and outstanding immediately prior to the Closing will be exchanged for a number of shares of HNC Common Stock equal to the Exchange Number, subject to the provisions of Section 2.1.2 regarding the elimination of fractional shares. Subject to surrender and delivery to HNC by each Retek Shareholder of the applicable Retek Certificates at the Closing and an accompanying Stock Power (in a form approved by counsel to HNC and HNC's transfer agent) and Form W-8, each Retek Shareholder shall receive a stock certificate for its Exchange Shares (less the Escrow Shares, as defined below) within twenty (20) business days after the Closing.

                           2.1.2 Fractional Shares. No fractional shares of HNC
Common Stock shall be issued in connection with the Exchange. In lieu thereof, each Retek Shareholder who would otherwise be entitled to receive a fraction of a share of HNC Common Stock under Section 2.1.1, after aggregating all shares of HNC Common Stock to be received by such Retek Shareholder, shall instead receive from HNC, within ten (10) business days after the Closing, an amount of cash equal to the product obtained by multiplying the HNC Average Price Per Share (as adjusted to reflect any Capital Change (as defined below) of HNC) by the fraction of a share of HNC Common Stock to which such holder would otherwise be entitled.

                           2.1.3 Registration Rights. Effective upon the
Closing, each Retek Shareholder who receives shares of HNC Common Stock in the Exchange shall be granted registration rights under the Securities Act of 1933, as amended (the "1933 ACT") on the terms and subject to the conditions and limitations of the Registration Rights Agreement attached hereto as EXHIBIT
2.1.3 (the "REGISTRATION RIGHTS AGREEMENT").

                  2.2 Exchange of Retek Options.

                           2.2.1 Surrender of Retek Options; Issuance of HNC
Options. Each Retek Option that is outstanding immediately prior to the Closing shall, by virtue of the Option Exchange Agreement (as defined below), at the Closing be exchanged for an option (an "HNC OPTION") to purchase that number of shares of HNC Common Stock determined by multiplying the number of shares of Retek Stock subject to such Retek Option immediately prior to the Closing by the Exchange Number, at an exercise price per share of HNC Common Stock equal to the exercise price per share of Retek Stock that was in effect for such Retek Option immediately prior to the Closing divided by the Exchange Number (and rounded up to the nearest whole cent); provided, however, that if the foregoing calculation would result in a Retek Option being exchanged for an HNC Option that, after aggregating all the shares of HNC Common Stock issuable upon the exercise of such HNC Option, would be exercisable for a fraction of a share of HNC Common Stock, then the number of shares of HNC Common Stock subject to such HNC Option shall be rounded up to the nearest whole number of shares of HNC Common Stock. The terms, exercisability, vesting


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schedule, and all other terms and conditions of Retek Options (including but not limited to the terms and conditions applicable to such Retek Options by virtue of the applicable stock option agreement) shall (except as otherwise provided in the terms of such Retek Options), to the extent permitted by law and otherwise reasonably practicable, be unchanged and continue in effect after the Exchange. Continuous employment with Retek prior to the Closing shall be credited to the optionee for purposes of determining the vesting of the number of shares of HNC Common Stock subject to exercise under the HNC Option issued in exchange for a Retek Option. Subject to surrender of the applicable Retek Option at the Closing, each Retek Optionee shall receive a replacement HNC Option (or, in lieu of surrendering the Retek Option agreement, a memorandum supplementing the Retek Option which details the number of shares of HNC Common Stock subject to the HNC Option exchanged for such Retek Option and the exercise price per share of HNC Common Stock of such HNC Option) within twenty (20) business days after the Closing. Prior to the Closing (as defined in Section 7.1), each Retek Optionee shall execute and deliver to HNC an Option Exchange Agreement in the form of
EXHIBIT 2.2.1 hereto (the "OPTION EXCHANGE AGREEMENT").

                           2.2.2 Registration. HNC shall use its best efforts to
cause the shares of HNC Common Stock that are issuable upon exercise of the HNC Options that are issued in exchange for Retek Options under Section 2.2.1 to be registered on a registration statement (or to be issued pursuant to a then-effective registration statement) on Form S-8 (or successor form) promulgated by the Securities and Exchange Commission ("SEC") under the 1933 Act, as soon as reasonably practicable after the Closing, and no later than 45 days after the Closing, and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements for so long as such HNC Options remain outstanding and HNC Common Stock is registered under the Securities Exchange Act of 1934, as amended (the "1934 ACT").

                  2.3 Adjustments for Capital Changes. Notwithstanding the provisions of Section 2.1 or Section 2.2, if at any time after the Agreement Date and prior to the Closing, HNC or Retek recapitalizes, either through a subdivision (or stock split) of any of its outstanding shares into a greater number of shares, or a combination (or reverse stock split) of any of its outstanding shares into a lesser number of shares, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes (other than through a subdivision or combination of shares provided for in the previous clause), or declares a dividend on its outstanding shares payable in shares or securities convertible into shares of HNC Common Stock (a "CAPITAL CHANGE"), then the number of shares of HNC Common Stock for which shares of Retek Stock are to be exchanged in the Exchange, and the number of shares of HNC Common Stock to be issued upon exercise of the HNC Options issued in exchange for the Retek Options in the Exchange (and the exercise price of such HNC Options), shall be appropriately, equitably and proportionately adjusted (as agreed to by HNC and Retek if the adjustment for such Capital Change involves something other than a mathematical adjustment) so as to maintain the proportionate interests of the shareholders of Retek and the shareholders of HNC contemplated hereby (and, indirectly, the holders of the Retek Options) so as to maintain the proportional interests of the holders of Retek Stock and Retek Options contemplated by this Agreement. The provisions of this Section shall not apply to any transaction not permitted to be undertaken by Retek under the provisions of this Agreement. In the event that a Capital Change affecting HNC Common Stock occurs prior to the Closing, then all prices per share and numbers of shares used to compute the Exchange Number


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shall be deemed to have been equitably adjusted to reflect such Capital Change as necessary to effect the purposes and intent of this Section .

                  2.4 Escrow Agreement. At the Closing, HNC shall withhold ten percent (10%) of the shares of HNC Common Stock to be issued to the Retek Shareholders in accordance with Section 2.1, rounded down to the nearest whole number of shares of HNC Common Stock to be issued to each Retek Shareholder (the "ESCROW SHARES") and will deliver certificates representing such Escrow Shares to State Street Bank and Trust Company or a similar institution, as escrow agent (the "ESCROW AGENT"), together with related stock transfer powers, to be held by the Escrow Agent as security for the Retek Shareholders' indemnification obligations under Section 11 and pursuant to the provisions of an Escrow Agreement (the "ESCROW AGREEMENT") in substantially the form of EXHIBIT 2.4. The Escrow Shares will be represented by certificates issued in the names of the Retek Shareholders in proportion to their respective interests therein and will be held by the Escrow Agent during that time period (the "ESCROW PERIOD") specified in the Escrow Agreement. The Retek Shareholders hereby consent to, approve and agree to be personally bound by: (i) the indemnification provisions of Section 11 of this Agreement; (ii) all of the terms, conditions and limitations in the Escrow Agreement; and (iii) the appointment of Robert Jennings as the representative of the Retek Shareholders (the "REPRESENTATIVE") under the Escrow Agreement and as the attorney-in-fact and agent for and on behalf of each Retek Shareholder as provided in the Escrow Agreement, and the taking by the Representative of any and all actions and the making of any and all decisions required or permitted to be taken by the Representative under the Escrow Agreement (including, without limitation, the exercise by the Representative of the power to: (i) authorize delivery to HNC of Escrow Shares in satisfaction of claims by HNC or any other Indemnified Person (as defined herein); (ii) agree to, negotiate and enter into settlements and compromises of such claims, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims; (iii) arbitrate, resolve, settle or compromise any claim for indemnity made pursuant to Section 11; and (iv) take all actions necessary in the judgment of the Representative for the accomplishment of the foregoing). The Representative will have unlimited authority and power to act on behalf of each Retek Shareholder with respect to the Escrow Agreement and the disposition, settlement or other handling of all claims governed by the Escrow Agreement, and all rights or obligations arising under the Escrow Agreement so long as all Retek Shareholders are treated in the same manner. The Retek Shareholders will be bound by all actions taken by the Representative in connection with the Escrow Agreement, and HNC will be entitled to rely on any action or decision of the Representative. In performing the functions specified in this Agreement and the Escrow Agreement, the Representative will not be liable to the Retek Shareholders in the absence of gross negligence or willful misconduct on the part of the Representative. Any out-of-pocket costs and expenses reasonably incurred by the Representative in connection with actions taken pursuant to the terms of the Escrow Agreement will be paid by the Retek Shareholders to the Representative in proportion to their respective percentage interests in the Escrow Shares.

                  2.5 Further Assurances. If, at any time after the Closing, HNC considers or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the Exchange or to carry out the purposes of this Agreement at or after the Closing, then HNC, Retek and their respective officers and directors may, and each Retek Shareholder shall, execute and deliver all such proper deeds, assignments, instruments and


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assurances and do all other things necessary or desirable to consummate the
Exchange and to carry out the purposes and intent of this Agreement, in the name of Retek or otherwise.

                  2.6 Securities Laws Issues. HNC shall issue the Exchange Shares and the HNC Options pursuant to an exemption from registration under
Section 4(2) and/or Regulation D promulgated under the 1933 Act. Concurrently with execution of this Agreement, each Retek Shareholder will execute and deliver to HNC an Investment Representation Letter in the form of EXHIBIT 2.6-A hereto (the "INVESTMENT REPRESENTATION LETTER"). Prior to the Closing and such Retek Optionee's execution of the Option Exchange Agreement, each Retek Optionee will execute and deliver to HNC an Optionee Investment Representation Letter in the form of EXHIBIT 2.6-B hereto (the "OPTIONEE INVESTMENT REPRESENTATION LETTER").

                  2.7 Pooling of Interests. The parties acknowledge that, as a material inducement to HNC to enter into this Agreement and consummate the Exchange, the Exchange is intended to qualify as a "pooling of interests" for accounting purposes. Concurrently with the execution of this Agreement, each Retek Shareholder, Robert Jennings, John N. Buchanan and Christopher Coats shall execute and deliver to HNC a Retek Affiliates Agreement in the form of EXHIBIT
2.7 hereto (the "RETEK AFFILIATES AGREEMENT").

                  2.8 Example. EXHIBIT 2.8 hereto sets forth an illustration of the operation of the provisions of Section 2 of this Agreement regarding the exchange of shares of Retek Stock and Retek Options in the Exchange.

         3. REPRESENTATIONS AND WARRANTIES OF RETEK AND THE RETEK SHAREHOLDERS

                  Retek and each of the Retek Shareholders hereby jointly and severally represent and warrant to HNC that, except as set forth in a letter addressed to HNC from Retek dated the Agreement Date and delivered by Retek to HNC concurrently herewith (the "RETEK DISCLOSURE LETTER"), each of the following representations and statements in this Section 3 are true and correct.

                  3.1 Organization and Good Standing. Retek is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands. Retek has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is duly qualified to transact business as a foreign corporation in each jurisdiction in which its failure to be so qualified would have a Material Adverse Effect. As used in this Agreement, the term "MATERIAL ADVERSE EFFECT" when used with reference to Retek (either alone or collectively with all Retek Subsidiaries, as defined below), means any event, change or effect that is (or will with the passage of time be) materially adverse to Retek's condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects.

                  3.2 Power, Authorization and Validity.

                           3.2.1 Retek has the right, power, legal capacity and
authority to enter into, execute, deliver and perform its obligations under this Agreement and all Retek Ancillary Agreements and Retek has all requisite corporate power and authority to consummate the Exchange.


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The execution, delivery and performance of this Agreement and each of the Retek
Ancillary Agreements by Retek have been duly and validly approved and authorized by all necessary corporate action on the part of Retek's Board of Directors. Each of the Retek Shareholders has the right, power, legal capacity and authority to enter into, execute, deliver and perform such Retek Shareholder's obligations under this Agreement and all Shareholder Ancillary Agreements and has the requisite power and authority to consummate the Exchange. The execution, delivery and performance of this Agreement and each of the Shareholder Ancillary Agreements by such Retek Shareholder have been duly and validly approved and authorized by all necessary action specified in its governing instruments or agreement and on the part of such Retek Shareholder's trustor(s), trustee(s) and beneficiaries, as applicable.

                           3.2.2 No filing, authorization, consent, approval or
order, governmental or otherwise, is necessary or required to be made or obtained by Retek or any Retek Shareholder or Retek Optionee to enable Retek and the Retek Shareholders or Retek Optionees to lawfully enter into, and to perform their respective obligations under, this Agreement, the Retek Ancillary Agreements, the Shareholder Ancillary Agreements and/or the Optionee Agreements.

                           3.2.3 This Agreement and the Retek Ancillary
Agreements are, or when executed by Retek will be, valid and binding obligations of Retek enforceable in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law governing specific performance, injunctive relief and other equitable remedies. This Agreement and the Shareholder Ancillary Agreements are, or when executed by such Retek Shareholder will be, valid and binding obligations of such Retek Shareholder enforceable in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

                           3.2.4 All representations, warranties and other
statements made by each Retek Shareholder in the Investment Representation Letter executed and delivered to HNC by such Retek Shareholder pursuant hereto
(a) is now, and at the Closing shall be true and correct, and (b) shall be deemed to be representations and warranties made pursuant to this Section 3 for all purposes of this Agreement (including but not limited to Section 11 hereof) and the Escrow Agreement. In addition, all representations, warranties and statements made by each Retek Optionee in the Optionee Agreements executed and delivered to HNC by such Retek Optionee pursuant hereto, is now, and at the Closing shall be, true and correct.

                  3.3 Capitalization of Retek.

                           3.3.1 Outstanding Stock. The authorized capital stock
of Retek consists entirely of 1,000 ordinary shares, $1.00 U.S. par value per share, of which a total of 100 shares are issued and outstanding, all of which are now owned and held (and all of which at the Closing will be owned and held) only by the Retek Shareholders in the respective amounts shown in Exhibit A. No other shares of the capital stock of Retek are (or will at Closing be) authorized, issued or outstanding. No fractional shares of Retek Stock are (or will at Closing be) issued or outstanding. All issued and outstanding shares of Retek Stock and all of the issued and outstanding Retek


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Options have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any claim, lien, preemptive right, or right of rescission, and have been offered, issued, sold and delivered by Retek (and, if applicable, transferred) in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of all applicable securities laws, Retek's Articles and Memorandum of Association and other charter documents and all agreements to which Retek or any Retek Shareholder is a party. A list of all holders of Retek Stock, and the number of shares of Retek Stock owned by each such holder has been delivered by Retek to HNC herewith as Exhibit A.

                           3.3.2 No Options, Warrants or Rights. Except for
Retek Options to purchase a total of eleven and four-tenths (11.4) shares of Retek Stock which are outstanding on the Agreement Date and held by the persons listed on Exhibit B (who are all of the Retek Optionees), there are no options, warrants, convertible or other securities, calls, commitments, conversion privileges, preemptive rights or other rights or agreements outstanding to purchase or otherwise acquire (whether directly or indirectly) any shares of Retek's authorized but unissued capital stock or any securities convertible into or exchangeable for any shares of Retek's capital stock or obligating Retek to grant, issue, extend, or enter into, any such option, warrant, convertible or other security, call, commitment, conversion privilege, preemptive right or other right or agreement, and Retek has no liability for any dividends accrued but unpaid. No person or entity holds or has any option, warrant or other right to acquire any issued and outstanding shares of the capital stock of Retek from any record or beneficial holder of shares of the capital stock of Retek. No shares of Retek Stock are reserved for issuance under any stock purchase, stock option or other benefit plan. Of the options for eleven and four-tenths (11.4) shares of Retek Stock that have been granted and are outstanding on the Agreement Date, no such options have been exercised as of the Agreement Date. A list of all holders of Retek Options, the number of Retek Options held by each such person, the date of grant, vesting schedule and per share exercise price of each such Retek Option, is set forth in Exhibit B. During the two (2) year period immediately prior to the Agreement Date, Retek has not authorized, or taken any action to authorize, the acceleration of the time during which any holder of any option, warrant or other right to purchase or acquire any share of capital stock of Retek may exercise such option, warrant or right.

                           3.3.3 No Voting Arrangements or Registration Rights.
There are no voting agreements, voting trusts, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable securities laws) applicable to any of Retek's outstanding securities or to the conversion of any shares of Retek Stock in the Exchange. Retek is not under any obligation to register under the 1933 Act or otherwise any of its presently outstanding securities or any securities that may be subsequently issued.

                  3.4 Subsidiaries.

                           3.4.1 Organizational Data. Retek has never been a
subsidiary of any corporation, partnership, limited liability company, joint venture or other business entity. EXHIBIT 3.4 sets forth any interest, direct or indirect, in any corporation, partnership, limited liability company, joint venture or other business entity held by Retek (the "RETEK SUBSIDIARIES") and the Retek Subsidiaries. Exhibit 3.4 lists, with respect to Retek and each of the Retek Subsidiaries, its exact legal name; the jurisdiction of formation; date of formation; federal employer identification


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number or equivalent; number and type of securities authorized and outstanding;
name and address of each security holder; name, address, telephone and fax number of each officer and director or other person having authority with respect to such entity, indicating all current titles held by each individual; its headquarters address, telephone and facsimile numbers; its registered agent and/or office in its jurisdiction of formation (if applicable); all foreign jurisdictions in which it is qualified or registered to do business; the date it was qualified or registered and its registered agent and/or office in each such jurisdiction; all fictitious, assumed or other names of any type that are registered or used by it or under which it has done business; and any name changes, recapitalizations, mergers, reorganization or similar events since its date of formation. Accurate and complete copies of articles or certificate of incorporation, articles of association, memorandum of association, bylaws and other charter documents, each as amended to date, of Retek and each of the Retek Subsidiaries have been provided to Fenwick & West LLP, counsel to HNC. Exhibit
3.4 also lists, with respect to Retek and each of the Retek Subsidiaries, each predecessor corporation, partnership, limited liability company, joint venture or other business entity of Retek and of each Retek subsidiary.

                           3.4.2 Authorization. Each of the Retek Subsidiaries
is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to transact business as a foreign corporation in each jurisdiction in which its qualification as such is required. Exhibit 3.4 lists the material assets, obligations and operations of the Retek Subsidiaries.

                           3.4.3 Securities. All outstanding shares of stock of
the Retek Subsidiaries are validly issued, fully paid and nonassessable and not subject to preemptive rights and are owned of record and beneficially solely by Retek. The outstanding shares of the Retek Subsidiaries are not subject to any claim, lien, preemptive right, or right of rescission, and have been offered, issued, sold, transferred and delivered in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of all applicable securities laws. There are no options, warrants, convertible or other securities, calls, commitments, conversion privileges, preemptive rights or other rights or agreements outstanding to purchase or otherwise acquire (whether directly or indirectly) any shares of any of the authorized but unissued capital stock of any of the Retek Subsidiaries or any securities convertible into or exchangeable for any shares of capital stock of any of the Retek Subsidiaries or obligating any of the Retek Subsidiaries to grant, issue, extend, or enter into any such option, warrant, convertible or other security, call, commitment, conversion privilege, preemptive right or other right or agreement. No person or entity holds or has any option, warrant or other right to acquire any issued and outstanding shares of the capital stock of any of the Retek Subsidiaries from any holder of shares of the capital stock of such entity. No shares of any of the Retek Subsidiaries are reserved for issuance under any stock purchase, stock option or other benefit plan. There are no voting agreements, voting trusts, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable securities laws) applicable to any of the outstanding securities of any of the Retek Subsidiaries.

                           3.4.4 Definition of "Retek". Solely for purposes of
the remainder of this Section 3 and Section 5, unless otherwise expressly provided therein or where the context clearly otherwise requires, any reference made to "Retek" shall be deemed to be a reference to, and to include, each of Retek and each of the Retek Subsidiaries and the predecessors of each.

                  3.5 No Violation of Existing Agreements. Neither the execution and delivery of this Agreement or any Retek Ancillary Agreement, nor the consummation of the Exchange or any of the other transactions contemplated hereby, nor Retek's discussion or negotiation with HNC of the Exchange or any other transaction contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of: (i) any provision of the charter documents of Retek as currently in effect; (ii) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Retek or its assets or properties; or (iii) any material instrument, agreement, contract, letter of intent or commitment to which Retek is a party or by which Retek or its assets or properties are or were bound (including but not limited to any letter of intent or agreement with PeopleSoft, Inc.). The consummation of the Exchange by Retek will not require the consent of any third party other than the approval of the Retek Shareholders and Retek Optionees and no agreement to which Retek is a party requires that any other party thereto consent to the Exchange, whether as a condition to the assignment or transfer of such agreement, or otherwise.

                  3.6 Litigation. There is no action, suit, arbitration, mediation, proceeding, claim or investigation pending against Retek (or against any officer or director of Retek or, to the best of the knowledge of Retek and the Retek Shareholders, against any employee or agent of Retek, in their capacity as such or relating to their employment, services or relationship with Retek) before any court, administrative agency or arbitrator that, if determined adversely to Retek (or any such officer, director, employee or agent) may reasonably be expected to have a Material Adverse Effect on Retek, nor, to the best of Retek's knowledge, has any such action, suit, proceeding, arbitration, mediation, claim or investigation been threatened. There is no basis for any person, firm, corporation or other entity, to assert a claim against Retek or HNC based upon: (a) Retek's entering into this Agreement or consummating the Exchange; (b) any claims of ownership, rights to ownership, or options (except for the 11.4 options described in Section 3.3.2 and set forth on Exhibit B hereto), warrants or other rights to acquire ownership, of any shares of the capital stock of Retek; or (c) any rights as a Retek shareholder, including any option, warrant or preemptive rights or rights to notice or to vote. There is no judgment, decree, injunction, rule or order of any governmental entity or agency, court or arbitrator outstanding against Retek.

                  3.7 Taxes. Retek has timely filed all national, state, local and foreign tax returns required to be filed, has timely paid all taxes required to be paid in respect of all periods for which returns have been filed, has established an adequate accrual or reserve for the payment of all taxes payable in respect of the periods subsequent to the periods covered by the most recent applicable tax returns, has made all necessary estimated tax payments, and has no material liability for taxes in excess of the amount so paid or accruals or reserves so established. Retek is not delinquent in the payment of any tax or in the filing of any tax returns, and no deficiencies for any tax have been threatened, claimed, proposed or assessed. Retek has not received any notification that any issues have been raised (and are currently pending) by any taxing authority (including but not limited to any franchise, sales or use tax authority) regarding Retek and no tax return of Retek has ever been audited by any national, state, local or foreign taxing agency or authority. No tax liens have been filed against any assets of Retek. Retek is not a "personal holding company" within the meaning of Section 542 of the Code. Retek is not a "U.S. Real Property Holding Company" as defined in the Code.

                  For the purposes of this Section, the terms "TAX" and "TAXES" include all national, state, local and foreign income, alternative or add-on minimum income, gains, franchise, excise, property, sales, use, employment, license, payroll (including any taxes or similar payments required to be withheld from payments of salary or other compensatory payments), ad valorem, payroll, stamp, occupation, recording, value added or transfer taxes, governmental charges, fees, customs duties, levies or assessments (whether payable directly or by withholding), and, with respect to such taxes, any estimated tax, interest and penalties or additions to tax and interest on such penalties and additions to tax.

                  3.8 Retek Financial Statements. Retek was incorporated in July 1995. Retek's fiscal year ends on December 31. Retek has delivered to HNC an unaudited draft version of the Retek Financial Statements (as defined below) which is attached as EXHIBIT 3.8 hereto (the "UNAUDITED RETEK FINANCIALS"). The Unaudited Retek Financials will not vary in any material respect from the Retek Financial Statements. Prior to the Closing, and as promptly as practicable after execution of this Agreement, Retek shall deliver to HNC (i) Retek's audited balance sheet as of December 31, 1995 and audited consolidated statement of operations, audited consolidated statement of cash flows and audited consolidated statement of shareholders' equity for the year ended December 31, 1995, and (ii) Retek's audited consolidated balance sheet as of June 30, 1996 (the "BALANCE SHEET"), Retek's audited consolidated statement of operations for the six-month period ended June 30, 1996, and Retek's audited consolidated statements of cash flows and audited consolidated statement of shareholders' equity for the six-month period ended June 30, 1996 (all such financial statements of Retek are hereinafter collectively referred to as the "RETEK FINANCIAL STATEMENTS"). The Retek Financial Statements shall (a) be in accordance with the books and records of Retek, (b) fairly present the financial condition of Retek at the dates therein indicated and the results of operations for the periods therein specified and (c) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods. Retek has no material debt, liability or obligation of any nature (whether intercompany or owed to third parties), whether accrued, absolute, contingent or otherwise, and whether due or to become due, except for (i) those shown on the unaudited June 30, 1996 balance sheet included in the Unaudited Retek Financials (the "UNAUDITED BALANCE SHEET"), and (ii) those that may have been incurred after June 30, 1996 (the "BALANCE SHEET DATE") in the ordinary course of Retek's business consistent with past practice, and that are not material in amount, either individually or collectively. All reserves established by Retek and set forth in the Unaudited Balance Sheet are reasonably adequate. At the Balance Sheet Date, there were no material loss contingencies (as such term is used in United States Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March
1975) which are not adequately provided for in the Balance Sheet as required by said Statement No. 5.

                  3.9 Title to Properties. Retek has good and marketable title to all of its assets (including but not limited to those shown on the Balance Sheet), free and clear of all liens, mortgages, security interests, claims, charges, restrictions or encumbrances. All machinery, vehicles, equipment and other tangible personal property included in such assets and properties are in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which Retek is a party are fully effective and afford Retek peaceful and undisturbed possession of the real or personal property that is the subject of the lease. Retek is not in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties (the violation of which would have a Material Adverse Effect on its business), nor has Retek received any notice of violation with which it has not complied. Retek does not own any real property.

                  3.10 Absence of Certain Changes. Since the Balance Sheet Date, there has not been with respect to Retek any:

                           (a) material adverse change in the condition
(financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of Retek;

                           (b) amendments or changes in the charter documents of
Retek;

                           (c) (i) incurrence, creation or assumption by Retek
of any mortgage, security interest, pledge, lien or other encumbrance on any of the assets or properties of Retek or any material obligation or liability or any indebtedness for borrowed money; or (ii) issuance or sale of, or change with respect to the rights of, any debt or equity securities of Retek or any options or other rights to acquire from Retek, directly or indirectly, any debt or equity securities of Retek;

                           (d) payment or discharge of a lien or liability which
lien or liability was not either shown on the Balance Sheet or incurred in the ordinary course of business after the Balance Sheet Date;

                           (e) purchase, license, sale or other disposition, or
any agreement or other arrangement for the purchase, license, sale or other disposition, of any of the assets, properties or goodwill of Retek other than in the ordinary course of its business consistent with its past practice;

                           (f) damage, destruction or loss, whether or not
covered by insurance, having (or likely with the passage of time to have) a Material Adverse Effect on Retek;

                           (g) declaration, setting aside or payment of any
dividend on, or the making of any other distribution in respect of, the capital stock of Retek, any split, combination or recapitalization of the capital stock of Retek or any direct or indirect redemption, purchase or other acquisition of the capital stock of Retek or any change in any rights, preferences, privileges or restrictions of any outstanding security of Retek;

                           (h) change or increase in the compensation payable or
to become payable to any of the officers, employees, consultants or agents of Retek, or any bonus or pension, insurance or other benefit payment or arrangement (including without limitation stock awards, stock appreciation rights or stock option grants) made to or with any of such officers, employees, consultants or agents except in connection with normal salary or performance reviews or otherwise in the ordinary course of business consistent with Retek's past practice;

                           (i) change with respect to the management,
supervisory or other key personnel of Retek;

                           (j) obligation or liability incurred by Retek to any
of its officers, directors or shareholders except normal compensation and expense allowances payable to officers in the ordinary course of business consistent with Retek's past practice;

                           (k) making of any loan, advance or capital
contribution to, or any investment in, any officer, director or record or beneficial shareholder of Retek;

                           (l) entering into, amendment of, relinquishment,
termination or non-renewal by Retek of any contract, lease, transaction, commitment or other right or obligation other than in the ordinary course of its business consistent with its past practice or any written or oral indication or assertion by the other party thereto of problems with Retek's services or performance under such contract, lease, transaction, commitment or other right or obligation or such other party's desire to so amend, relinquish, terminate or not renew any such contract, lease, transaction, commitment or other right or obligation;

                           (m) material change in the manner in which Retek
extends discounts or credits to customers or otherwise deals with its customers;

                           (n) entering into by Retek of any transaction,
contract or agreement or the conduct of business or operations other than in the ordinary course of its business consistent with its past practices;

                           (o) transfer or grant of a right under any Retek IP
Rights (as defined in Section 3.13 below), other than those transferred or granted in the ordinary course of Retek's business consistent with Retek's past practice; or

                           (p) agreement or arrangement made by Retek to take
any action which, if taken prior to the date of this Agreement, would have made any representation or warranty of Retek and the Retek Shareholders set forth in this Agreement untrue or incorrect.

                  3.11 Contracts and Commitments. EXHIBIT 3.11 sets forth a list of each of the following written or oral contracts, agreements, commitments or other instruments to which Retek is a party or to which it or any of its assets or properties is bound:

                           (a) consulting or similar agreement under which Retek
provides any advice or services to a customer of Retek;

                           (b) continuing contract for the future purchase,
sale, license, provision or manufacture of products, material, supplies, equipment or services requiring payment to or from Retek in an amount in excess of $25,000 per annum which is not terminable on 90 days' or less notice without cost or other liability to Retek or in which Retek has granted or received manufacturing rights, most favored customer pricing provisions or exclusive marketing rights relating to any product or services, group of products or services or territory;

                           (c) contract providing for the acquisition of
software by Retek, for the development of software for Retek, or the license of software to Retek, which software is used or incorporated in any products currently distributed by Retek or services currently provided by Retek or is contemplated to be used or incorporated in any products to be distributed or services to be provided by Retek (other than software generally available to the public at a per copy license fee of less than $1,000);

                           (d) joint venture or partnership contract or
agreement or other agreement which has involved or is reasonably expected to involve a sharing of profits or losses in excess of $25,000 per annum with any other party;

                           (e) contract or commitment for the employment of any
officer, employee or consultant of Retek or any other type of contract or understanding with any officer, employee or consultant of Retek which is not immediately terminable by Retek without cost or other liability;

                           (f) indenture, mortgage, trust deed, promissory note,
loan agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with United States Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

                           (g) lease or other agreement under which Retek is
lessee of or holds or operates any items of tangible personal property or real property owned by any third party and under which payments to such third party exceed $5,000 per annum;

                           (h) agreement or arrangement for the sale of any
assets, properties, services or rights having a value in excess of $10,000, other than in the ordinary course of business consistent with past practice;

                           (i) agreement which restricts Retek from engaging in
any aspect of its business or competing in any line of business in any geographic area;

                           (j) Retek IP Rights Agreement (as defined in Section
3.13 below);

                           (k) agreement relating to the sale, issuance, grant,
exercise, award, purchase, repurchase or redemption of any shares of capital stock or other securities of Retek or any options, warrants or other rights to purchase or otherwise acquire any such shares of stock, other securities or options, warrants or other rights therefor;

                           (l) contract with or commitment to any labor union;
or

                           (m) other agreement, contract, commitment or
instrument that is material to the business of Retek or that involves a commitment by Retek in excess of $25,000.

                  A copy of each agreement or document required by this Section to be listed on Exhibit 3.11 (collectively, the "RETEK MATERIAL AGREEMENTS") has been delivered to Fenwick & West LLP, HNC's counsel. No consent or approval of any third party is required to ensure that, following the Closing, any Retek Material Agreement shall continue to be in full force and effect without any breach or violation thereof caused by virtue of the Exchange or by any other transaction called for by this Agreement.

                  3.12 No Default. Retek is not in breach or default of, and has not breached or been in default of, any Retek Material Agreement. Retek is not a party to any contract, agreement or arrangement which has had, or could reasonably be expected to have, a Material Adverse Effect on Retek. Retek does not have any material liability for renegotiation of government contracts or subcontracts, if any.

                  3.13 Intellectual Property.

                           3.13.1 Retek owns, or has the irrevocable right to
use, sell or license all Intellectual Property Rights (as defined below) necessary or required for the conduct of its business as presently conducted and as presently proposed to be conducted (such Intellectual Property Rights being hereinafter collectively referred to as the "RETEK IP RIGHTS"), and such rights to use, sell or license are sufficient for such conduct of its business. Retek is the legal and beneficial owner of all rights, including all copyright and worldwide distribution rights, to those certain computer software programs, including all object code, source code, configurations, routines and algorithms contained therein with annotations and related documentation, known as the Retek Inventory Management System (formerly called the MERMAN Inventory Management System), together with all alterations, modifications and reconfigurations thereof in all forms of expression, including but not limited to, the source code, object code, flowcharts, block diagrams, manuals and all other documentation no matter how stored, transmitted, read or utilized and all copyrights, trade secrets, patents, inventions (whether patentable or not), proprietary rights and intellectual property rights associated therewith (collectively the "SOFTWARE"). The term "Retek IP Rights" includes, without limitation, the Software. Any and all rights to the Software previously owned or held by third parties, including (but not limited to) the Retek Subsidiaries (including those Retek Subsidiaries named below), Network Solutions Limited (a corporation formed under the laws of the Isle of Man), Retek Information Systems Limited (a corporation formed under the laws of the Isle of Man), The Original R.I.S. Pty. Ltd., formerly named Retek Information Systems Pty. Ltd. (an Australian corporation), Retek Information Systems Pty. Ltd. (an Australian corporation), Retek Property Pty. Ltd. (an Australian corporation), R.I.S. Property Trust (or its beneficiaries or shareholders), John N. Buchanan, Danjini Pty. Ltd., Coats Holding Pty. Ltd., K.&C. Hillier Pty. Ltd., Christopher Newton Coats, David Cottrell and Kent Lewis Hillier, Retek Information Systems, Inc. (a corporation formed under the laws of the Province of British Columbia, Canada), 453158 B.C., Ltd. (a corporation formed under the laws of the Province of British Columbia, Canada), Retek Information Systems, Inc. (a corporation formed under the law of the State of Nevada, U.S.A.) and Retek Development, Inc. (a corporation formed under the law of the State of Nevada, U.S.A.), have been transferred to Retek and are owned outright, free and clear of any claims, liens, security interest, mortgages, encumbrances or obligations, by Retek Distribution Corporation, a British Virgin Islands corporation which is the parent corporation of the Retek Subsidiaries. The only parties holding distribution rights with respect to the Software are wholly owned subsidiaries of Retek listed on Exhibit 3.4.

                           3.13.2 The execution, delivery and performance of
this Agreement and the consummation of the Exchange and the other transactions contemplated hereby will not constitute a material breach of or default under any instrument, contract, license or other agreement governing any Retek IP Right (the "RETEK IP RIGHTS AGREEMENTS") and will not cause the forfeiture or termination, or give rise to a right of forfeiture or termination, of any Retek IP Right or materially impair the right of Retek to use, sell, license, provide or otherwise commercially exploit any Retek IP Right or portion thereof (except where such breach, forfeiture or termination would not have a Material Adverse Effect on Retek ). There are no royalties, honoraria, fees or other payments payable by Retek to any person by reason of the ownership, use, license, sale, exploitation or disposition of the Retek IP Rights.

                           3.13.3 Neither the manufacture, marketing, license,
sale, furnishing or intended use of any product or service currently licensed, utilized, sold, provided or furnished by Retek or currently under development by Retek has violated or now violates any license or agreement between Retek and any third party or infringes or misappropriates any Intellectual Property Right of any other party; and there is no pending or, to the best knowledge of Retek and the Retek Shareholders, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Retek IP Right nor, to the best knowledge of Retek and the Retek Shareholders, is there any basis for any such claim, nor has Retek received any notice asserting that any Retek IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the best knowledge of Retek and the Retek Shareholders, is there any basis for any such assertion. To the best knowledge of Retek and the Retek Shareholders, no employee or agent of or consultant to Retek is in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, non-solicitation agreement or any other contract or agreement, or any restrictive covenant relating to the right of any such employee, agent or consultant to be employed thereby, or to use trade secrets or proprietary information of others, and the employment of such employees or engagement of such agents and consultants does not subject Retek to any liability.

                           3.13.4 Retek has taken reasonable and practicable
steps, in accordance with prevailing industry standards, designed to protect, preserve and maintain the secrecy and confidentiality of all material Retek IP Rights and all Retek's proprietary rights therein. All officers, employees, agents and consultants of Retek having access to proprietary information have executed and delivered to Retek an agreement regarding the protection of such proprietary information and the assignment of inventions to Retek in the form provided to counsel for HNC and copies of all such agreements, executed by all such persons, have been delivered to HNC's counsel.

                           3.13.5 EXHIBIT 3.13 contains a list of all Retek IP
Rights and all worldwide applications, registrations, filings and other formal actions made or taken pursuant to federal, state and foreign laws by Retek to secure, perfect or protect its interest in Retek IP Rights, including, without limitation, all patents, patent applications, copyrights (whether or not registered), copyright applications, trademarks, service marks and trade names (whether or not registered) and trademark, service mark and trade name applications. Exhibit 3.13 lists, with respect to each item of Retek IP Rights, the entity (Retek or one of the Retek Subsidiaries) which owns or holds such IP Rights.

                           3.13.6 As used herein, the term "INTELLECTUAL
PROPERTY RIGHTS" means, collectively, all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade dress rights, trade names, service marks, service mark applications, copyrights, copyright applications, mask work rights, mask work registrations, franchises, licenses, inventions, trade secrets, know-how, customer lists, proprietary processes and formulae, software source and object code, algorithms, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records.

                  3.14 Compliance with Laws. Retek has complied, and is now and at the Closing Date will be in compliance, in all material respects, with all applicable national, state, local or foreign laws, ordinances, regulations, and rules, and all orders, writs, injunctions, awards, judgments, and decrees applicable to Retek or to Retek's assets, properties, and business. Retek holds all permits, licenses and approvals from, and has made all filings with, third parties, including government agencies and authorities, that are necessary in connection with Retek's present business, except those where failure to do so would not have a Material Adverse Effect.

                  3.15 Certain Transactions and Agreements. None of the officers, directors or shareholders of Retek (nor any beneficiaries of any trust that is a Retek Shareholder), nor any member of their immediate families, has any direct or indirect ownership interest in Network Solutions Limited, a corporation formed under the laws of the Isle of Man, Retek Information Systems Ltd., a corporation formed under the laws of the Isle of Man, or in the case of the officers and directors of Retek and members of their immediate families, in any shareholder of Retek. None of the officers, directors or shareholders of Retek (nor any beneficiaries of any trust that is a Retek Shareholder), nor any member of their immediate families, has any direct or indirect ownership interest in any firm or corporation that competes with, or does business with, or has any contractual arrangement with Retek (except with respect to any interest in less than one percent (1%) of the stock of any corporation whose stock is publicly traded). None of said officers, directors, employees or shareholders or any member of their immediate families, is directly or indirectly interested in any contract or informal arrangement with Retek, except for normal compensation for services as an officer, director or employee thereof that have been disclosed to HNC and except for the grant of Retek Options (listed in Exhibit B) to such persons. None of said officers, directors, employees or shareholders or family members has any interest in any property, real or personal, tangible or intangible (including but not limited to any Retek IP Rights or any other Intellectual Property Rights) that is used in or that pertains to the business of Retek, except for the normal rights of a shareholder.

                  3.16 Employees, ERISA and Other Compliance.

                           3.16.1 Retek is in compliance in all material
respects with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters in each of the jurisdictions in which it conducts business. A list of all employees, officers and consultants of Retek, their title, date of hire, employer entity and current compensation is set forth on EXHIBIT 3.16.1, which has been delivered to HNC. Retek does not have any employment contracts or consulting agreements currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions).

                           3.16.2 Retek (i) has never been and is not now
subject to a union organizing effort, (ii) is not subject to any collective bargaining agreement with respect to any of its employees,

(iii) is not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization, and (iv) does not have any current labor disputes. Retek has good labor relations, and has no knowledge of any facts indicating that the consummation of the transactions contemplated hereby will have a material adverse effect on such labor relations. Neither Retek nor any Retek Shareholder has any knowledge that any key employee of Retek intends to leave the employ of Retek.

                           3.16.3 Retek does not have any "employee benefit
plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Retek has no pension plan which constitutes, or has since the enactment of ERISA constituted, a "multiemployer plan" as defined in Section 3(37) of ERISA. No Retek pension plans are subject to Title IV of ERISA. Retek does not have any employee benefit plans that are subject to statutory regulation under the laws of the British Virgin Islands, the United Kingdom, Canada or Australia.

                           3.16.4 EXHIBIT 3.16.4 lists each employment,
severance or other similar contract, arrangement or policy, each "employee benefit plan" as defined in Section 3(3) of ERISA (if any) and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors which is entered into, maintained or contributed to by Retek and covers any employee or former employee or consultant or former consultant of Retek. Such contracts, plans and arrangements as are described in this Section 3.16.4 are hereinafter collectively referred to as the "RETEK BENEFIT ARRANGEMENTS." Each Retek Benefit Arrangement has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all laws, statutes, orders, rules and regulations that are applicable to such Retek Benefit Arrangement. Retek has delivered to HNC and its counsel, Fenwick & West LLP, a complete and correct copy and summary description of each Retek Benefit Arrangement.

                           3.16.5 There has been no amendment to, written
interpretation or announcement (whether or not written) by Retek relating to, or change in employee participation or coverage under, any Retek Benefit Arrangement that would increase materially the expense of maintaining such Retek Benefit Arrangement above the level of the expense incurred in respect thereof for Retek's fiscal year ended December 31, 1995.

                           3.16.6 The group health plans (as defined in Section
4980B(g) of the Code) that benefit employees of Retek are in compliance, in all material respects, with the continuation coverage requirements of Section 4980B of the Code as such requirements affect Retek and its employees. As of the Closing Date, there will be no material outstanding, uncorrected violations under the Consolidation Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to any of the Retek Benefit Arrangements, covered employees, or qualified beneficiaries that could result in a Material Adverse Effect on Retek, or in a material adverse effect on the business, operations or financial condition of HNC as its successor. Retek has provided, or shall have provided prior to the Closing, to individuals entitled thereto, all required notices and coverage pursuant to Section 4980B of COBRA, with respect to any "qualifying event" (as defined in Section 4980B(f)(3) of the Code) occurring prior to and including the Closing Date, and no material amount payable on account of Section 4980B of the Code has been incurred with respect to any current or former employees of Retek (or their beneficiaries).

                           3.16.7 No benefit payable or which may become payable
by Retek pursuant to any Retek Benefit Arrangement or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code. Retek is not a party to any (a) agreement (other than as described in (b) below) with any executive officer or other key employee thereof (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Retek in the nature of any of the transactions contemplated by this Agreement, (ii) providing any term of employment or compensation guarantee, or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, or (b) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of the Exchange or any of the other transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                  3.17 Corporate Documents. Retek has delivered to HNC and its counsel for examination all documents and information listed in the Retek Disclosure Letter or other Exhibits called for by this Agreement, including, without limitation, the following: (a) copies of the charter documents as currently in effect of Retek and each of the Retek Subsidiaries; (b) the Minute Book containing all records of all proceedings, consents, actions, minutes, and meetings of Retek and each of the Retek Subsidiaries, including (but not limited to) actions of shareholders, board of directors and any committees thereof; (c) the stock ledger and journal reflecting all stock issuances and transfers of Retek and each Retek Subsidiary; (d) all permits, orders, and consents issued by any regulatory agency with respect to Retek and each of the Retek Subsidiaries, or any securities of Retek and each of the Retek Subsidiaries, and all applications for such permits, orders, and consents; and (e) all agreements required to be listed in Exhibit 3.11; and (f) all Retek Options.

                  3.18 No Brokers. Neither Retek, any of the Retek Shareholders nor any affiliate of Retek is obligated for the payment of any fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with the Exchange or any other transaction contemplated hereby.

                  3.19 Books and Records. The books, records and accounts of Retek (a) are in all material respects true, complete and correct, (b) have been maintained in accordance with good business practices on a basis consistent with prior years, (c) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Retek, and (d) accurately and fairly reflect the basis for the Retek Financial Statements.

                  3.20 Insurance. EXHIBIT 3.20 hereto lists all fire and casualty, general liability, business interruption, product liability, errors and omissions, and sprinkler and water damage insurance maintained by Retek.

                  3.21 Environmental Matters.

                           3.21.1 During the period that Retek has leased or
owned its respective properties or owned or operated any facilities, there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under such properties or facilities that resulted from any act or omission of Retek or any of its employees, agents or invitees. Retek has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to Retek having taken possession of any of such properties or facilities. For the purposes of this Agreement, the terms "DISPOSAL," "RELEASE," and "THREATENED RELEASE" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA"). For the purposes of this Agreement "HAZARDOUS MATERIALS" shall mean any hazardous or toxic substance, material or waste which is or becomes prior to the Closing regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous materials," "toxic substance" or "hazardous chemical" under (a) CERCLA; (b) any similar federal, state or local law; or (c) regulations promulgated under any of the above laws or statutes.

                           3.21.2 None of the properties or facilities of Retek
is in violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition. During the time that Retek has owned or leased its properties and facilities, neither Retek nor, to the best knowledge of Retek and the Retek Shareholders, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials, other than Retek's lawful use of standard office supplies customarily used in office environments that contain legally permitted amounts of Hazardous Materials that would have no Material Adverse Effect.

                           3.21.3 During the time that Retek has owned or leased
its properties and facilities, there has been no litigation brought or threatened against Retek, or, to the best knowledge of Retek and the Retek Shareholders, against any lessor or owner of real property leased by Retek, or any settlement reached by Retek or the Retek Shareholders with any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties or facilities.

                  3.22 Disclosure. Neither this Agreement, its exhibits and schedules, nor any of the certificates or documents to be delivered by Retek and/or the Retek Shareholders to HNC under this Agreement, taken together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

         4. REPRESENTATIONS AND WARRANTIES OF HNC

                  HNC hereby represents and warrants, that, except as set forth in the letter from HNC that may be addressed to Retek dated the Agreement Date and delivered by HNC to Retek concurrently herewith, if any (the "HNC DISCLOSURE LETTER"), each of the following representations and statements in this Section 4 are true and correct:

                  4.1 Organization and Good Standing. HNC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted.

                  4.2 Power, Authorization and Validity.

                           4.2.1 HNC has the right, power and authority to enter
into, execute and perform its obligations under this Agreement and the HNC Ancillary Agreements. The execution, delivery and performance of this Agreement and the HNC Ancillary Agreements by HNC have been duly and validly approved and authorized by HNC's Board of Directors.

                           4.2.2 No filing, authorization, consent, approval or
order, governmental or otherwise, is necessary or required to enable HNC to enter into, and to perform its obligations under, this Agreement and the HNC Ancillary Agreements, except for (a) any filings with the Securities and Exchange Commission and other applicable securities authorities contemplated by the Registration Rights Agreement attached hereto as Exhibit 2.1.3, (b) the S-8 registration statement contemplated by Section 2.2.2 hereof, (c) such filings as may be required to comply with applicable securities laws in connection with the Exchange itself, and (d) the consent of Silicon Valley Bank.

                           4.2.3 This Agreement and the HNC Ancillary Agreements
are, or when executed by HNC will be, valid and binding obligations of HNC, enforceable in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

                  4.3 Capital Structure.

                           4.3.1 Stock. The authorized capital stock of HNC
consists of 50,000,000 shares of HNC Common Stock, $0.001 par value per share, and 4,000,000 shares of Preferred Stock, $0.001 par value per share (the "HNC PREFERRED STOCK"). At the close of business on October 16, 1996, 17,555,928 shares of HNC Common Stock were issued and outstanding. No shares of HNC Preferred Stock are issued or outstanding. All outstanding shares of HNC Common Stock are validly issued, fully paid and nonassessable and not subject to preemptive rights.

                           4.3.2 Options. As of October 22, 1996: (a) a total of
3,043,774 shares of HNC Common Stock were unissued and reserved for issuance under HNC's 1987 Stock Option Plan, HNC's 1995 Equity Incentive Plan, HNC's 1995 Directors Stock Option Plan (collectively, the "HNC OPTION PLANS") and under stock options that were granted in connection with HNC's acquisition of Risk Data Corporation, and (b) options to purchase a total of 2,774,145 shares of

HNC Common Stock were outstanding. A total of 400,000 shares of HNC Common Stock is reserved for issuance under HNC's 1995 Employee Stock Purchase Plan.

                           4.3.3 No Other Commitments. Except for the HNC stock
options (whether granted or ungranted) described in Section 4.3.2 above and rights of HNC employees to subscribe for shares of HNC Common Stock under the HNC 1995 Employee Stock Purchase Plan, as of the Agreement Date, there are no options, warrants, convertible or other securities, calls, commitments, conversion privileges or preemptive or other rights or agreements of any character to which HNC is a party or by which HNC is bound obligating HNC to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock of HNC or securities convertible into or exchangeable for shares of capital stock of HNC, or obligating HNC to grant, extend or enter into any such option, warrant, call, right, commitment, conversion right or agreement.

                  4.4 No Violation of Material Agreements. Neither the execution and delivery of this Agreement nor any HNC Ancillary Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in: (a) a termination, breach, impairment or violation of (i) any provision of the Certificate of Incorporation or Bylaws of HNC, as currently in effect or (ii) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation to which HNC or its assets or properties is subject; or (b) a termination, or a material breach, impairment or violation, of any material instrument or contract to which HNC is a party or by which HNC or its properties are bound. HNC is not required to obtain the consent of any third party to consummate the Exchange, except for Silicon Valley Bank.

                  4.5 Disclosure. HNC has made available to Retek a disclosure package consisting of HNC's most recent Form 10-K for its fiscal year ended December 31, 1995, all Forms 10-Q filed by HNC with the SEC after the date of such Form 10-K and before the Agreement Date, all Forms 8-K and 8-K/A filed by HNC with the SEC after the date of its most recent Form 10-Q and the Proxy Statement for HNC's annual meeting of stockholders held on May 23, 1996 (the "HNC DISCLOSURE PACKAGE"). As of their respective filing dates, documents filed by HNC with the SEC and included in the HNC Disclosure Package complied in all material respects with the requirements of the 1933 Act or the 1934 Act, as the case may be. The HNC Disclosure Package, this Agreement, the exhibits and schedules hereto, and any certificates or documents to be delivered to Retek pursuant to this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

                  4.6 Financial Condition. There has been no material adverse change in the financial condition or business of HNC, taken as whole, since the date of the most recent financial statements included in the HNC Disclosure Package.

                  4.7 Validity of Shares. The shares of HNC Common Stock to be issued pursuant to the Exchange shall, when issued: (a) be duly authorized, validly issued, fully paid and nonassessable and free of liens and encumbrances created by HNC, and (b) be free and clear of any transfer restrictions, liens and encumbrances except for restrictions on transfer under applicable

United States securities laws, including Rule 144 promulgated under the 1933 Act, under Section 16 of the 1934 Act for any Retek Shareholder (if any) who is deemed to be an "insider" of HNC for purposes of Section 16, under applicable securities laws (including the laws of the British Virgin Islands, Bermuda, Delaware, California and the jurisdiction in which the Retek Shareholder who holds such shares resides), under the Retek Affiliate Agreement to be executed pursuant to this Agreement and under HNC's insider trading policy for any Retek Shareholder (if any) who is deemed to be an "affiliate" or "access personnel" of HNC.

         5. COVENANTS OF RETEK AND THE RETEK SHAREHOLDERS

                  During the period from the Agreement Date until the earlier to occur of (i) the Closing or (ii) the termination of this Agreement in accordance with Section 10, Retek and each of the Retek Shareholders hereby jointly and severally covenants and agrees with HNC as follows:

                  5.1 Advice of Changes. Retek or the Retek Shareholders, as the case may be, will promptly advise HNC in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Retek and the Retek Shareholders contained in Section 3 of this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (b) of any material adverse change in Retek's assets, business, results of operations, financial condition or prospects. Retek shall deliver to HNC within thirty (30) days after the end of each quarterly accounting period ending after the Agreement Date and before the Closing Date, an unaudited balance sheet and statement of operations, which financial statements shall be prepared in the ordinary course of business consistent with Retek's past practice (except that such financial statements shall be prepared in accordance with United States generally accepted accounting principles), in accordance with Retek's books and records and United States generally accepted accounting principles and shall fairly present the financial position of Retek on a consolidated basis as of their respective dates and the results of Retek's operations on a consolidated basis for the periods then ended.

                  5.2 Maintenance of Business. Retek will carry on and preserve its business and its relationships with customers, suppliers, employees, consultants and others in substantially the same manner as it has prior to the date hereof. If Retek becomes aware of a material deterioration in the relationship with any customer, supplier, key employee, consultant or business partner (including without limitation Arthur Andersen LLP and Arthur Andersen Consulting), it will promptly bring such information to the attention of HNC in writing and, if requested by HNC, will exert its best efforts to restore the relationship.

                  5.3 Conduct of Business. Retek will continue to conduct its business and maintain its business relationships in the ordinary and usual course and will not, without the prior written consent of the President of HNC:

                           (a) borrow or lend any money other than advances to
employees for travel and expenses that are incurred in the ordinary course of Retek's business consistent with Retek's past practice;

                           (b) purchase or sell shares or other equity interest
in any corporation or other business or enter into any transaction or agreement not in the ordinary course of Retek's business consistent with Retek's past practice;

                           (c) encumber, or permit to be encumbered, any of its
assets;

                           (d) sell, transfer or dispose of any of its assets
except in the ordinary course of Retek's business consistent with Retek's past practice;

                           (e) enter into any material lease or contract for the
purchase or sale of any property, whether real or personal, tangible or intangible;

                           (f) pay any bonus, increased salary or special
remuneration to any officer, employee or consultant (except for normal salary increases consistent with past practices not to exceed 5% of such officer's, employee's or consultant's base annual compensation, except pursuant to existing arrangements previously disclosed to and approved in writing by HNC) or enter into any new employment or consulting agreement with any such person;

                           (g) change any of its accounting methods (except that
henceforth Retek will prepare its financial statements in accordance with United States generally accepted accounting principles);

                           (h) declare, set aside or pay any cash or stock
dividend or other distribution in respect of any of its capital stock, redeem, repurchase or otherwise acquire any of its capital stock or other securities, pay or distribute any cash or property to any Retek shareholder or security holder or make any other cash payment to any shareholder or security holder of Retek that is unusual, extraordinary, or not made in the ordinary course of Retek's business consistent with Retek's past practice;

                           (i) amend or terminate any contract, agreement or
license to which it is a party except those amended or terminated in the ordinary course of Retek's business, consistent with Retek's past practice, and which are not material in amount or effect;

                           (j) guarantee or act as a surety for any obligation
of any third party;

                           (k) waive or release any material right or claim
except in the ordinary course of business, consistent with past practice or agree to any audit assessment by any tax authority or file any federal or state income or franchise tax return unless copies of such returns have been delivered to HNC for its review prior to filing;

                           (l) issue, sell, create or authorize any shares of
its capital stock of any class or series or any other of its securities, or issue, grant or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of its capital stock or securities ultimately exchangeable for, or convertible into, shares of its capital stock; provided, however, that notwithstanding the foregoing, Retek may issue shares of Retek Stock issuable upon the exercise of those Retek Options that are outstanding on the Agreement Date and shown on Exhibit B in accordance with their terms as now in effect;

                           (m) subdivide or split or combine or reverse split
the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

                           (n) merge, consolidate or reorganize with, or
acquire, any entity or enter into any negotiations, discussions or agreement for such purpose;

                           (o) amend its charter documents;

                           (p) license any of its technology or Intellectual
Property Rights except in the ordinary course of business consistent with past practice;

                           (q) change any insurance coverage or issue any
certificates of insurance;

                           (r) modify or change the exercise or conversion
rights or exercise or purchase prices of any Retek Stock, Retek Options, warrants or other Retek securities, or accelerate or otherwise modify (i) the right to exercise any option, warrant or other right to purchase any Retek stock or other securities or (ii) the vesting or release of any shares of Retek capital stock or other securities of Retek from any repurchase options or rights of refusal held by Retek or any other party or any other restrictions unless such accelerations/modifications are expressly required and mandated by the terms of a formal written agreement or plan that has been disclosed in writing to HNC and was entered into prior to the execution of this Agreement by HNC and Retek;

                           (s) purchase or otherwise acquire, or sell or
otherwise dispose of (i) any shares of HNC Common Stock or other HNC securities or (ii) any securities whose value is derived from or determined with reference to, in whole or in part, the value of HNC stock or other HNC securities;

                           (t) agree to do any of the things described in the
preceding clauses 5.3(a) through 5.3(s).

                  5.4 Regulatory Approvals. Retek and the Retek Shareholders will promptly execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which HNC may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. Retek, its officers, directors and employees and the Retek Shareholders will use their respective best efforts to promptly obtain, and to cooperate with HNC to promptly obtain, all such authorizations, approvals and consents.

                  5.5 Necessary Consents. Retek, its officers, directors and employees and the Retek Shareholders will use their respective best efforts to promptly obtain such written consents and take such other actions as may be necessary or appropriate in addition to those set forth in Section 5.4 to allow the consummation of the transactions contemplated hereby and to allow HNC to carry on Retek's business after the Closing.

                  5.6 Litigation. Retek will notify HNC in writing promptly after learning of any action, suit, arbitration, mediation, proceeding or investigation by or before any court, arbitrator or arbitration panel, board or governmental agency, initiated by or against it, or known by it to be threatened against it or any of its directors, officers, employees or consultant in their capacity as such.

                  5.7 No Other Negotiations. From the Agreement Date until the earlier of termination of this Agreement in accordance with Section 10 or the consummation of the Exchange, Retek, its officers, directors and employees and the Retek Shareholders will not, and will not authorize, encourage or permit, any officer, director, employee, shareholder or affiliate of Retek, or any other person, on its or their behalf to, directly or indirectly, solicit or encourage any offer from any party or consider any inquiries or proposals received from any other party, participate in any negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any person (other than HNC), concerning any agreement or transaction regarding the possible disposition of all or any substantial portion of the business, assets or capital stock of Retek or any Retek Subsidiary by merger, consolidation, reorganization, sale of assets, sale of stock, exchange, tender offer or any other form of business combination ("ALTERNATIVE TRANSACTION"). Retek will promptly notify HNC orally and in writing of any such inquiries or proposals. In addition, neither Retek, nor any Retek Shareholder nor any Retek Subsidiary, shall execute, enter into or become bound by (a) any letter of intent or agreement or commitment between Retek and/or any of the Retek Shareholders and/or any Retek Subsidiary, on the one hand, and any third party, on the other hand, that is related to an Alternative Transaction or (b) any agreement or commitment between Retek and/or any of the Retek Shareholders and/or any Retek Subsidiary, on the one hand, and a third party, on the other hand, providing for an Alternative Transaction.

                  5.8 Access to Information. Until the Closing, Retek will allow HNC and its agents reasonable access to the files, books, records and offices of Retek, including, without limitation, any and all information relating to Retek's taxes, commitments, contracts, leases, licenses, and real, personal and intangible property and financial condition, subject to the terms of the Mutual Nondisclosure Agreement between Retek and HNC dated as of July 10, 1996 (the "CONFIDENTIALITY AGREEMENT"). Retek will cause its accountants to cooperate with HNC and its agents in making available all financial and tax information reasonably requested, including without limitation the right to examine all working papers pertaining to all financial statements and tax returns, prepared or audited by such accountants.

                  5.9 Satisfaction of Conditions Precedent. Retek, its and directors and officers and the Retek Shareholders will use their respective best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 9, and Retek, its directors and officers, and the Retek Shareholders will use their respective best efforts to cause the transactions contemplated by this Agreement to be consummated; and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on Retek's part in order to effect the transactions contemplated hereby. In particular, Retek will use its best efforts to cause the Exchange to become effective in accordance with this Agreement by November 30, 1996.

                  5.10 Retek Affiliates Agreement. Concurrently with the execution of this Agreement, Retek shall deliver to HNC a letter (the "RETEK AFFILIATE LETTER") identifying all Retek's directors, executive officers, ten percent or greater shareholders (and affiliates of such persons who are Retek shareholders) and all persons or entities who are "affiliates" of Retek within the meaning of Rule 145 or Rule 405 under the 1933 Act at the time this Agreement is executed ("RETEK AFFILIATES"). Retek and the Retek Shareholders shall use their best efforts to cause the Retek Shareholders, Robert Jennings, John N. Buchanan, Christopher Coats, and any other persons required to be identified in the Retek Affiliate Letters, to execute and deliver the Retek Affiliate Agreement to HNC, as promptly as practicable after Retek's signing of this Agreement. In addition, Retek shall use its best efforts to cause each person or entity who may become a Retek Affiliate after the Agreement Date and before the Closing to execute and deliver a Retek Affiliate Agreement to HNC promptly after such person or entity becomes a Retek Affiliate. In addition, each of the Retek Shareholders shall sign a Retek Affiliate Agreement.

                  5.11 Securities Laws. Retek and the Retek Shareholders shall each use its best efforts to assist HNC to the extent necessary to comply with the securities laws of all jurisdictions (U.S. and foreign) which are applicable in connection with the Exchange.

                  5.12 Pooling. Following the Agreement Date, neither Retek nor any Retek Shareholder shall take (a) any of the actions described in EXHIBIT
5.12 or (b) any other action if, prior to taking such action, Retek has been informed by HNC or its accountants that, in the opinion of HNC's accountants, taking such action may preclude HNC from accounting for the Exchange as a "pooling of interests" for accounting purposes and HNC or its accountants promptly notify Retek in reasonable detail of the action that HNC or its accountants request Retek not to take. Retek and the Retek Shareholder shall cooperate with HNC in good faith to cause the business combination to be effected by the Exchange to be accounted for as a pooling of interests for accounting purposes.

                  5.13 Certain Investments, Agreements. Retek and the Retek Shareholders do not own, and shall not make any purchase or other acquisition of, or investment in, any shares of HNC Common Stock or other securities of HNC. Retek and the Retek Shareholders shall not enter into any agreement with any holders of HNC shares calling for either Retek or HNC to retire or reacquire all or part of the HNC shares to be issued pursuant to the Exchange. Retek shall not enter into any financial arrangements for the benefit of any Retek shareholder and the Retek Shareholders shall not enter into any agreement which, in effect, would negate the exchange of equity securities contemplated under this Agreement, including without limitation, any loan or other financial arrangement at abnormally low interest rates, or any guarantee of loans secured by HNC shares to be issued pursuant to the Exchange.

                  5.14 Termination of Registration and Voting Rights. All registration rights agreements and voting agreements applicable to or affecting any outstanding shares or other securities of Retek (if any) shall be duly terminated and canceled by no later than the Closing.

                  5.15 Invention Assignment and Confidentiality Agreements. Retek shall obtain from each employee, agent and consultant of Retek who has had access to any software, technology or copyrightable, patentable or other proprietary works or intellectual property owned or developed by Retek or other Intellectual Property Rights, or to any other confidential or proprietary information of Retek or its clients, an invention assignment and confidentiality agreement in substantially the form of the agreement provided to counsel to HNC, duly executed by such employee, agent or consultant and delivered to Retek.

                  5.16 Non-Competition and Employment Agreements. Retek shall use its best efforts to cause John N. Buchanan to execute and deliver to HNC at the Closing a Non-Competition Agreement in the form attached hereto as Exhibit 9.9A (the "NON-COMPETITION AGREEMENT"). The Retek Shareholders shall also execute and deliver to HNC the Non-Competition Agreement in the form of Exhibit 9.9B at the Closing. Retek shall use its best efforts to cause John N. Buchanan, to execute and deliver to HNC at the Closing an Employment Agreement in the form attached hereto as Exhibit 9.10 (the "EMPLOYMENT AGREEMENT").

                  5.17 Third Quarter Financials. Prior to Closing, Retek shall deliver to HNC Retek's unaudited balance sheet as of September 30, 1996 and Retek's unaudited consolidated statement of operations, consolidated statement of cash flows and consolidated statement of shareholders' equity for the nine months ended September 30, 1996 prepared in accordance with United States generally accepted accounting principles (the "INTERIM FINANCIALS").

                  5.18 Closing of Exchange. Retek and the Retek Shareholders shall not refuse to effect the Exchange if, on or before the Closing Date, all the conditions precedent to their obligations to effect the Exchange under
Section 8 hereof have been satisfied or, in their sole discretion, been waived by them.

                  5.19 Consultants to Become Employees. Retek and its officers shall use their best efforts to cause those persons who are designated by HNC to Retek in writing and who are currently performing services for Retek and the Retek Subsidiaries as consultants to become employees of Retek and/or the applicable Retek Subsidiary prior to the Closing on terms and conditions satisfactory to HNC.

                  5.20 Delivery of Retek Financial Statements. Prior to the Closing, and as soon as practicable following the execution of this Agreement, Retek shall deliver to HNC the audited Retek Financial Statements referred to in
Section 3.8 hereof.

                  5.21 License Agreements. Retek shall use its best efforts to cause Oracle Corporation to execute, deliver and enter into each of the following agreements with Retek (in substantially the form such agreements have been delivered to HNC's counsel) prior to the Closing and as soon as practicable following the execution of this Agreement: (i) Business Alliance Program Agreement; (ii) Amendment One to the Business Alliance Program Agreement; (iii) Full Use and Deployment Sublicense Addendum; (iv) Amendment One to the Full Use and Deployment Sublicense Addendum; (v) Application Specific Sublicense Addendum; (vi) Amendment One to the Application Specific Sublicense Addendum; and (vii) Runtime Sublicense Addendum.

         6. HNC COVENANTS

                  During the period from the Agreement Date until the earlier to occur of (i) the Closing or (ii) the termination of this Agreement in accordance with Section 10, HNC covenants and agrees as follows:

                  6.1 Advice of Changes. HNC will promptly advise Retek in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of HNC contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (b) of any material adverse change in HNC's business, results of operations or financial condition.

                  6.2 Regulatory Approvals. HNC will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, in connection with the consummation of the transactions contemplated by this Agreement in accordance with the terms of this Agreement. HNC will use its best efforts to obtain all such authorizations, approvals and consents.

                  6.3 Satisfaction of Conditions Precedent. HNC will use its best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 8, and HNC will use its best efforts to cause the transactions contemplated by this Agreement to be consummated in accordance with the terms of this Agreement, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby. In particular, HNC will use its best efforts to cause the Exchange to become effective in accordance with this Agreement by November 30, 1996.

                  6.4 Securities Laws. HNC shall take such steps as may be necessary to comply with the securities and Blue Sky laws of all jurisdictions (U.S. or foreign) which are applicable in connection with the Exchange, with the cooperation and assistance of Retek and the Retek Shareholders.

                  6.5 Nasdaq National Market Listing. HNC shall cause the shares of HNC Common Stock issuable to the Retek shareholders in the Exchange (including shares of HNC Common Stock issuable upon exercise of HNC Options) to be authorized for listing on the Nasdaq National Market, subject to official notice of issuance.

                  6.6 Employee Benefits. As soon as practicable after the Agreement Date, HNC and Retek shall confer and work in good faith to agree upon a plan under which Retek employees will be covered either by (a) HNC's employee benefits plans or (b) Retek's employee benefit plans, with such decision to be made no later than six (6) months following the Closing, in a manner that results in minimal disruption to the continuing operations of Retek, and minimal cost to HNC; provided that HNC will not be obligated to merge Retek's existing 401(k) savings plan into HNC's existing 401(k) savings plan if HNC's counsel shall advise HNC that HNC or any fiduciaries of HNC's existing 401(k) savings plan may incur liability for, or by reason of, such merger of Retek's existing 401(k) savings plan into HNC's existing 401(k) savings plan and provided further that HNC may on advice of HNC's counsel require Retek to terminate Retek's existing 401(k) savings plan prior to the Closing.

         7. CLOSING MATTERS

                  7.1 The Closing. Subject to termination of this Agreement as provided in Section 10 below, the closing of the transactions for consummation of the Exchange (the "CLOSING") will take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California 94306 at 10:00 a.m., Pacific Standard Time on November 29, 1996 or on such other date on or before the Termination Date (as defined in Section 10.1.2) as HNC and Retek may mutually agree upon in writing after which the satisfaction or waiver of the conditions to Closing set forth in Sections 8 and 9 hereof have been satisfied and/or waived in accordance with this Agreement (the "CLOSING DATE").

                  7.2 Exchanges at the Closing.

                           7.2.1 At the Closing, (a) the Retek Certificates
shall be exchanged for the Exchange Shares (less the Escrow Shares) and cash for fractional shares as provided in Section 2.1 hereof and (b) the Retek Shareholders shall be paid $1,000 cash as provided in Section 2.

                           7.2.2 At the Closing, the Escrow Shares shall be
delivered to the Escrow Agent by HNC or HNC's transfer agent as provided in
Section 2.4 hereof.

                           7.2.3 At the Closing, the Retek Options shall be
exchanged for HNC Options as provided in Section 2.2 hereof.

                           7.2.4 Each Retek Shareholder understands and agrees
that stop transfer instructions will be given to HNC's transfer agent with respect to certificates evidencing the Exchange Shares to assure compliance with the provisions of the Retek Affiliates Agreements and Investment Representation Letter and that there will be placed on the certificates evidencing such Exchange Shares legends as specified in the Investment Representation Letter.

                           7.2.5 After the Closing there will be no further
registration of transfers on the stock transfer books of Retek or its transfer agent of the Retek Stock that was outstanding immediately prior to the Closing. If, after the Closing, Retek Certificates are presented for any reason, they will be canceled.

         8. CONDITIONS TO OBLIGATIONS OF RETEK AND THE RETEK SHAREHOLDERS

                  The obligations of Retek and the Retek Shareholders to consummate the Exchange are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Retek and the Retek Shareholders in their sole discretion, but only in a writing signed by Retek and the Retek Shareholders):

                  8.1 Accuracy of Representations and Warranties. The representations and warranties of HNC set forth in Section 4 (as qualified by the HNC Disclosure Letter, if any) shall be true and accurate in every material respect on and as of the Closing with the same force and effect as if they had been made at the Closing, and Retek shall have received a certificate to such effect executed by HNC's President or Chief Financial Officer.

                  8.2 Covenants. HNC shall have performed and complied in all material respects with all of its covenants contained in Section 6 on or before the Closing, and Retek shall have received a certificate to such effect signed by HNC's President or Chief Financial Officer.

                  8.3 Compliance with Law; No Legal Restraints. There shall not be outstanding or threatened, or enacted or adopted, any order, decree, temporary, preliminary or permanent injunction, legislative enactment, statute, regulation, action, proceeding or any judgment or ruling by any court, arbitrator, governmental agency, authority or entity, or any other fact or circumstance (other than any such matter initiated by Retek, its officers or directors or the Retek Shareholders), that, directly or indirectly, challenges, threatens, prohibits, enjoins, restrains, suspends, delays, conditions or renders illegal or imposes limitations on (or is likely to result in a challenge, threat to, or a prohibition, injunction, restraint, suspension, delay or illegality of, or to impose limitations on): (i) the Exchange or any other transaction contemplated by this Agreement; (ii) HNC's payment for, or acquisition or purchase of, some or all of the shares of Retek Stock or any material part of the assets of Retek.

                  8.4 Government Consents. There shall have been obtained at or prior to the Closing Date such permits and/or authorizations, and there shall have been taken such other action by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, as may be required to lawfully consummate the Exchange, including but not limited to requirements under applicable U.S. and foreign securities and corporations laws.

                  8.5 Opinion of HNC's Counsel. Retek shall have received from counsel to HNC, an opinion substantially in the form of EXHIBIT 8.5.

                  8.6 Documents. HNC shall have executed and delivered to Retek and/or the Retek Shareholders, as applicable, the HNC Ancillary Agreements. Retek shall have received all written consents, assignments, waivers, authorizations or other certificates reasonably deemed necessary by Retek's legal counsel for Retek to lawfully consummate the transactions contemplated hereby.

                  8.7 No Litigation. No litigation or proceeding (other than any litigation or proceeding initiated by Retek, its Board of Directors, shareholders or officers or any Retek Shareholder or Retek Optionee) shall be threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of the Exchange or any of the other transactions contemplated by this Agreement, or which could be reasonably expected to have a material adverse effect on the present or future operations or financial condition of HNC.

                  8.8 Instructions to Transfer Agent; Deliveries. HNC shall have issued irrevocable instructions to its transfer agent to authorize the issuance of HNC Common Stock in the Exchange consistent with Section 2 hereof. HNC shall have made the other deliveries contemplated by Section 2 hereof.

                  8.9 Satisfactory Form of Legal Matters. The form, scope and substance of all legal and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to Retek's counsel.

         9. CONDITIONS TO OBLIGATIONS OF HNC

                  The obligations of HNC hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by HNC in its sole discretion, but only in a writing signed by HNC):

                  9.1 Accuracy of Representations and Warranties. The representations and warranties of Retek and the Retek Shareholders set forth in
Section 3 (as qualified by the Retek Disclosure Letter) and in the Investment Representation Letters, and the representations and warranties of the Retek Optionees in the Optionee Agreements, shall each be true and accurate in every material respect on and as of the Closing with the same force and effect as if they had been made at the Closing, and HNC shall have received certificates to such effect executed by Retek's President and by the Retek Shareholders.

                  9.2 Covenants. Retek and the Retek Shareholders shall have performed and complied in all material respects with all of their respective covenants contained in Section 5 on or before the Closing, and HNC shall have received certificates to such effect signed by Retek's President and by the Retek Shareholders.

                  9.3 Compliance with Law; No Legal Restraints. There shall not be outstanding or threatened, or enacted or adopted, any order, decree, temporary, preliminary or permanent injunction, legislative enactment, statute, regulation, action, proceeding or any judgment or ruling by any court, arbitrator, governmental agency, authority or entity, or any other fact or circumstance (other than any such matter initiated by HNC or its officers or directors), that, directly or indirectly, challenges, threatens, prohibits, enjoins, restrains, suspends, delays, conditions, or renders illegal or imposes limitations on (or is likely to result in a challenge, threat to, or a prohibition, injunction, restraint, suspension, delay or illegality of, or to impose limitations on): (i) the Exchange or any other transaction contemplated by this Agreement; (ii) HNC's payment for, or acquisition or purchase of, some or all of the shares of Retek Stock or any material part of the assets of Retek or any Retek Subsidiary or any Retek Option; (iii) the ownership or operation by HNC or Retek of all or any material portion of the business or assets of Retek, including (but not limited to) Retek's Intellectual Property Rights; or (iv) HNC's ability to exercise full rights of ownership with respect to Retek, each Retek Subsidiary, and their respective assets and shares, including but not limited to restrictions on HNC's ability to vote all the shares of Retek or (indirectly through ownership of Retek) any Retek Subsidiary.

                  9.4 Government Consents. There shall have been obtained at or prior to the Closing Date such permits or authorizations from, and there shall have been taken such other action, as may be required to lawfully consummate the Exchange by, any governmental or regulatory authority having jurisdiction over any of the parties, any Retek Optionee or any Retek Subsidiary and/or the actions herein proposed to be taken, including but not limited to requirements under applicable U.S. and foreign securities and corporate laws.

                  9.5 Opinion of Retek's Counsel. HNC shall have received from counsels to Retek, opinions in substantially the form of EXHIBITS 9.5A, 9.5B, 9.5C, 9.5D AND 9.5E.

                  9.6 Documents and Consents. Retek and the Retek Shareholders shall have executed and delivered to HNC all the Retek Ancillary Agreements and all the Shareholder Ancillary Agreements, as applicable. The Retek Optionees shall have executed and delivered to

HNC all the Optionee Agreements. The Retek Shareholders shall have delivered to HNC Retek Certificates representing 100% of the outstanding shares of Retek together with the other deliverables specified in Section 2.1.1 hereof, and the Retek Optionees shall have delivered to HNC Retek Options representing 100% of the outstanding options of Retek. HNC shall have received duly executed copies of all third-party consents, approvals, assignments, waivers, authorizations or other certificates contemplated by this Agreement or the Retek Disclosure Letter or reasonably deemed necessary by HNC's legal counsel to provide for the continuation in full force and effect of any and all material contracts, agreements and leases of Retek and the preservation of Retek's IP Rights and other assets and properties and for HNC to consummate the transactions contemplated hereby, in form and substance reasonably satisfactory to HNC, except for such thereof (if any) as HNC and Retek shall have agreed in writing need not be obtained.

                  9.7 No Litigation. No litigation or proceeding shall be threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of the Exchange or any of the other transactions contemplated by this Agreement, or which could be reasonably expected to have a material adverse effect on the present or future operations or financial condition of Retek or HNC or Retek's ownership of all shares of each Retek Subsidiary or which asserts that Retek's or HNC's or any Retek Shareholder's negotiations regarding this Agreement, HNC's or Retek's or any Retek Shareholder's entering into this Agreement or Retek's or HNC's or any Retek Shareholder's or Retek Optionee's consummation of the Exchange or other transactions contemplated hereby, breaches or violates any law, rule, order or judgment, or any agreement or commitment of Retek, any Retek Shareholder or any Retek Optionee or constitutes tortious conduct on the part of HNC, Retek any Retek Shareholder or any Retek Optionee.

                  9.8 Affiliate Agreements. Each Retek Shareholder and each other Retek Affiliate shall have executed and delivered a Retek Affiliate Agreement to HNC in accordance with Section 5.10.

                  9.9 Non-Competition Agreement. HNC shall have received from John N. Buchanan and each of the Retek Shareholders, a fully executed copy of a Non-Competition Agreement in the forms of EXHIBIT 9.9-A AND 9.9B, respectively.

                  9.10 Employment Agreement. HNC shall have received from John
N. Buchanan, a fully executed copy of an Employment Agreement in the form of
EXHIBIT 9.10.

                  9.11 Escrow Agreement. HNC shall have received a fully executed copy of the Escrow Agreement in the form of Exhibit 2.4 executed by the Escrow Agent, the Representative and each of the Retek Shareholders.

                  9.12 No HNC Shareholder Vote. The number of shares of HNC Common Stock that HNC must issue pursuant to this Agreement shall not exceed the number of shares of HNC Common Stock that would require HNC to seek the approval of the Exchange by its shareholders under applicable law or the applicable bylaws, rules or regulations of the National Association of Securities Dealers, the Nasdaq Stock Market or any other stock exchange on which HNC Common Stock is traded.

                  9.13 Appointment of New Directors and Officers. The directors and officers of Retek and each of the Retek Subsidiaries in office immediately prior to the Closing of the Exchange shall have resigned effective as of the Closing, unless otherwise directed by HNC, and Robert L. North, Raymond V. Thomas and John N. Buchanan shall have been named as the sole directors and officers of Retek and each of the Retek Subsidiaries prior to Closing, subject to any requirements of applicable local law.

                  9.14 No Material Adverse Change. There shall not have been any material adverse change in the financial condition, properties, assets, liabilities, business, results of operations, operations or prospects of Retek and the Retek Subsidiaries, taken as a whole.

                  9.15 Audit. Price Waterhouse LLP shall have completed an audit of Retek, and shall have determined that audited financial statements of Retek, prepared in accordance with U.S. generally accepted accounting principles and Regulation S-K promulgated under the 1933 Act throughout the periods involved and fairly presenting the financial position and results of operations of Retek on a consolidated basis, for the years ended December 31, 1994, 1995 and 1996, could be readily produced by Retek from its records within 75 days after the Closing.

                  9.16 Pooling Opinion. HNC shall have been advised in writing, as of the Closing, by Price Waterhouse LLP that, in accordance with generally accepted accounting principles, the Exchange qualifies to be treated as a "pooling of interests" for accounting purposes, and that Retek is eligible to participate in a transaction that qualifies as a "pooling of interests" for accounting purposes.

                  9.17 Acquisition of Retek Australia Shares; Australia Representation Agreement. Retek shall have acquired good and marketable title to and ownership of all of the issued and outstanding shares of The Original R.I.S. Pty. Ltd., an Australian corporation formerly named Retek Information Systems Pty. Ltd. and known as "Retek Australia" free and clear of all claims, liens and encumbrances, on terms and conditions approved by counsel to HNC and special counsel to HNC and the Representation Agreement in substantially the form
EXHIBIT 9.17 attached hereto (the "AUSTRALIA AGREEMENT"), shall have been executed and delivered by each entity and individual named as a party or signatory thereto.

                  9.18 Amendment of Retek IOM Agreement. The Amendment No. 1 to Retek Software Purchase and Sale Agreement in substantially the form of EXHIBIT
9.18 attached hereto, (the "IOM AMENDMENT"), shall have been duly executed and delivered by Retek and Retek Information Systems Limited, a company formed under the laws of the Isle of Man ("RETEK (IOM)"), and shall have been fully performed, it being acknowledged that if the IOM Amendment has been so executed, then HNC shall, as of the Closing, cause all amounts payable to Retek IOM under the IOM Amendment to be paid to Retek IOM in accordance with the terms and conditions of the IOM Amendment, it being understood that funds of Retek and/or Retek Subsidiaries may be used to make such payment.

                  9.19 Surrender of Names. The corporate name "Retek" and the trade names and trademarks "Retek" and "Merman" shall have been assigned, released and surrendered to Retek by each of the entities listed on EXHIBIT 9.19 hereto and each of such entities shall have changed its name to a name that does not include "Retek" or "Merman".

                  9.20 Delivery of Interim Financials. Retek shall have delivered the Interim Financials to HNC.

                  9.21 Satisfactory Form of Legal and Accounting Matters. The form, scope and substance of all legal and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to HNC's counsel and independent public accountants.

         10. TERMINATION OF AGREEMENT

                  10.1 Prior to or at the Closing.

                           10.1.1 This Agreement may be terminated at any time
prior to or at the Closing by the mutual written consent of HNC and Retek, approved by their respective Boards of Directors.

                           10.1.2 This Agreement may be terminated after the
Termination Date by HNC if the conditions precedent set forth in Section 9 shall have not been complied with, waived or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Retek and/or the Retek Shareholders on or before Midnight, Pacific Time on December 1, 1996 (the "TERMINATION DATE").

                           10.1.3 This Agreement may be terminated after the
Termination Date by Retek and the Retek Shareholders if the conditions precedent set forth in Section 8 shall have not been complied with, waived or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by HNC on or before the Termination Date.

                           10.1.4 HNC may terminate this Agreement at any time
prior to or at the Closing if any of the representations and warranties of Retek and/or the Retek Shareholders in Section 3 of this Agreement were incorrect, untrue or false in any material respect as of the Agreement Date or are incorrect, untrue or false in any material respect as of the proposed Closing Date or Retek and/or the Retek Shareholders have breached any of their respective covenants under Section 5 of this Agreement, and Retek and/or the Retek Shareholders have not cured such breach prior to the earlier of (i) the Closing, (ii) thirty (30) days after HNC has given Retek written notice of its intention to terminate this Agreement pursuant to this subsection or (iii) the Termination Date.

                           10.1.5 Retek and the Retek Shareholders may terminate
this Agreement at any time prior to or at the Closing if any of the representations and warranties of HNC in Section 4 of this Agreement were incorrect, untrue or false in any material respect as of the Agreement Date or are incorrect, untrue or false in any material respect as of the proposed Closing Date or HNC has breached any of its covenants under Section 6 of this Agreement, and HNC has not cured such breach prior to the earlier of (i) the Closing, (ii) thirty (30) days after Retek and the Retek Shareholders have given HNC written notice of their intention to terminate this Agreement pursuant to this subsection or (iii) the Termination Date.

                           Any termination of this Agreement under this Section
10 will be effective by the delivery of notice of the terminating party to the other party hereto.

                  10.2 No Liability for Proper Termination. Any termination of this Agreement in accordance with this Section 10 will be without further obligation or liability upon any party in favor of the other party hereto or to its stockholders, directors or officers, other than the obligations provided in the Confidentiality Agreement; provided, however, that nothing herein will limit the obligation of Retek, the Retek Shareholders and HNC for any willful breach hereof or failure to use their best efforts to cause the Exchange to be consummated, as set forth in Sections 5.9 and 6.3 hereof, respectively. In the event of the termination of this Agreement pursuant to this Section 10, this Agreement shall thereafter become void and have no effect and each party shall be responsible for its own expenses incurred in connection herewith.

         11. SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION AND REMEDIES, CONTINUING COVENANTS

                  11.1 Survival of Representations. All representations, warranties and covenants of Retek and the Retek Shareholders contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of HNC, until that date ("ESCROW RELEASE DATE") which is the earlier of (i) the termination of this Agreement or (ii) twelve (12) months after the Closing Date; provided, however, that those representations and warranties respecting matters addressed by the first audited financial statements of the combined corporation, together with a report thereon from HNC's independent auditors, shall not expire later than upon the date on which such financial statements are first released to the public.

                  11.2 Agreement to Indemnify. The Retek Shareholders agree to jointly and severally indemnify and hold harmless HNC and its officers, directors, agents, shareholders and employees, and each person, if any, who controls or may control HNC within the meaning of the 1933 Act or the 1934 Act (each hereinafter referred to individually as an "INDEMNIFIED PERSON" and collectively as "INDEMNIFIED PERSONS") from and against any and all claims, demands, suits, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable attorneys' fees, other professionals' and experts' reasonable fees and court or arbitration costs (hereinafter collectively referred to as "DAMAGES") incurred and arising out of any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by Retek and/or the Retek Shareholders in this Agreement or in the Retek Disclosure Letter or in any certificate delivered by or on behalf of Retek pursuant hereto (if such inaccuracy, misrepresentation, breach or default existed at the Closing Date). Any claim of indemnity made by an Indemnified Person under this Section 11.2 must be asserted in a writing delivered to the Escrow Agent by no later than the Escrow Release Date.

                  11.3 Limitation. Notwithstanding anything herein to the contrary, in seeking indemnification for Damages under Section 11.2, the Indemnified Persons shall exercise their remedies with respect to the Escrow Shares and any other assets deposited in escrow pursuant to the Escrow Agreement. Except for fraudulent conduct or willful misconduct or breach of any provisions of the Affiliates Agreement and except as provided in Section 11.5:
(i) no Retek Shareholder shall have any liability to an Indemnified Person under
Section 11.2 of this Agreement
except to the extent of such Retek Shareholder's portion of the Escrow Shares and any other assets deposited under the Escrow Agreement and (ii) the remedies set forth in this Section 11.3 and the Escrow Agreement shall be the exclusive remedies of HNC and the other Indemnified Persons under Section 11.2 of this Agreement or in any cause of action based thereon (subject to the exceptions in the last sentence of this Section 11.3) against any Retek Shareholder for any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by Retek or any Retek Shareholder in this Agreement or in any certificate, document or instrument delivered by or on behalf of Retek pursuant hereto or in any cause of action based thereon (subject to the exceptions in the last sentence of this Section 11.3). In addition, the indemnification provided for in Section 11.2 shall not apply unless and until the aggregate Damages for which one or more Indemnified Persons seeks or has sought indemnification hereunder exceeds a cumulative aggregate of One Hundred Thousand Dollars ($100,000) (the "BASKET"), in which event the Retek Shareholders shall, subject to the foregoing limitations, be liable to indemnify the Indemnified Persons for all Damages in excess of the Basket. The limitations on the indemnification obligations set forth in this
Section 11.3 shall not be applicable to Misconduct Damages (as defined below). As used herein, "MISCONDUCT DAMAGES" means Damages resulting from fraudulent conduct or willful misconduct or breach of any provisions of the Retek Affiliates Agreement or the Investment Representation Letter.

                  11.4 Notice. Promptly after HNC becomes aware of the existence of any potential claim by an Indemnified Person for indemnity from the Retek Shareholders under Section 11.2, HNC will notify the Retek Shareholders of such potential claim in accordance with the Escrow Agreement and will, to the extent that it can reasonably do so without impairing its ability to adequately defend and respond to any such claim, permit the Retek Shareholders to assist HNC in the defense of such claim and will cooperate with the Retek Shareholders in obtaining copies of any records or other information which is relevant to the defense of such claim. Failure of HNC to give such notice shall not affect any rights or remedies of an Indemnified Party hereunder with respect to indemnification for Damages except to the extent the Retek Shareholders are materially prejudiced thereby. Prior to the settlement of any claim for which HNC seeks indemnity from a Retek Shareholder, HNC will provide the Retek Shareholders with the terms of the proposed settlement and a reasonable opportunity to comment on such terms in accordance with the Escrow Agreement. Nothing in this Section is intended to preclude the Representative of the Retek Shareholders from contesting a claim for indemnification hereunder in accordance with the terms and conditions of the Escrow Agreement.

                  11.5 Title Indemnity. In addition to, and separate from, the foregoing agreement to indemnify set forth in Section 11.2, each Retek Shareholder agrees, severally and not jointly, to defend and indemnify HNC and each other Indemnified Person from and against any and all claims, demands, suits, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable attorneys' fees, other professionals' and experts' reasonable fees and court or arbitration costs incurred and arising out of any failure of such Retek Shareholder to have good, valid and marketable title to any issued and outstanding shares of Retek Stock held (or asserted to have been held) by such Retek Shareholder, free and clear of all liens, claims and encumbrances, or to have the full right, capacity and authority to enter into this Agreement and consummate the Exchange and any other transactions contemplated by this Agreement, or any failure of Retek to have good, valid and marketable title to all of the outstanding shares of each of the Retek Subsidiaries and any failure of the Retek Shareholders collectively to own, of record and beneficially, 100% of the outstanding shares of Retek. A Retek shareholder's liability under the indemnification provided for in this
Section 11.5 shall be in addition to any liability of such Retek shareholder under Section 11.2 and shall not be subject to the limitations on such shareholder's liability set forth in Section 11.3 and shall not be limited to such Retek Shareholder's Escrow Shares.

                  11.6 Certain Limitations. Notwithstanding anything to the contrary herein, the liability of the St. George's Trust Company Limited (the "TRUSTEE"), in its capacity as the trustee of the Mulberry Trust and the Kulmor Trust (who are the Retek Shareholders) to HNC for any (i) Misconduct Damages; or
(ii) demands, suits, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable attorneys' fees, other professionals' and experts' reasonable fees and court or arbitration costs arising out of the matters described in Section 11.5, shall not exceed the assets of the Mulberry Trust and the Kulmor Trust; provided, however, that no suit, claim, action or proceeding may be asserted or brought by HNC against the Trustee to recover from the Trustee any damages described in the foregoing clauses (i) or (ii) of this Section 11.6 after the fourth (4th) anniversary of the Closing Date of the Exchange. Nothing in this Section 11.6 shall limit the liability of any person or entity other than the Trustee for any matter described in this Section 11.6 or preclude HNC from raising the Retek Affiliates Agreement, the Investment Representation Letter or any other agreement as an affirmative defense to any claim.

         12. MISCELLANEOUS

                  12.1 Governing Law. The internal laws of the State of California, U.S.A. (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

                  12.2 Assignment; Binding Upon Successors and Assigns. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto, except that HNC may assign its respective rights and/or obligations to any wholly-owned subsidiary of HNC. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  12.3 Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

                  12.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of both parties reflected hereon as signatories.

                  12.5 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

                  12.6 Amendment and Waivers. Any term or provision of this Agreement may be amended prior to the Closing by the written consent of HNC, Retek and the Retek Shareholders, and, after the Closing by HNC and the Retek Shareholders (or their successors in interest). The observance of any term, condition or provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby or for whose benefit such condition was provided. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. In addition, at any time prior to the Closing, each of the Retek Shareholders and each of Retek and HNC (by action taken by its respective Board of Directors) may, to the extent legally allowed:
(i) extend the time for the performance of any of the obligations or other acts of the other; (ii) waive any inaccuracies in the representations and warranties made to it contained herein or in any document delivered pursuant hereto; and
(iii) waive compliance with any of the agreements or conditions for its benefit contained herein. No such waiver or extension shall be effective unless signed in writing by the party against whom such waiver or extension is asserted. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions or any other provisions.

                  12.7 Expenses. Each party will bear its respective expenses and legal fees incurred with respect to this Agreement, and the transactions contemplated hereby; provided, however, that the fees Retek will pay to its counsel and accountants on behalf of Retek and the Retek Shareholders shall not exceed U.S. $100,000 in the aggregate without the written consent of HNC. Any such expenses in excess of U.S. $100,000 shall be deemed to be Damages (as defined in Section 11.2) and shall be paid by the Retek Shareholders from the Escrow Shares, and such "Damages" shall not be subject to the Basket.

                  12.8 Attorneys' Fees. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

                  12.9 Notices. All notices and other communications required or permitted under this Agreement will be in writing and will be either hand delivered in person, sent by telecopier, sent by certified or registered first class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications will be effective upon receipt if hand delivered or sent by telecopier, five (5) days after mailing if sent by mail, and one (l) day after dispatch if sent by express courier, to the following addresses, or to such other addresses or fax number as any party may notify the other parties in accordance with this Section:

                           (i)  If to HNC:

                                      HNC Software Inc.
                                      5930 Cornerstone Court West

                                      San Diego, CA  92121
                                      Attention:  Robert L. North, President

                           with a copy to:

                                      Fenwick & West LLP
                                      Two Palo Alto Square, Suite 800
                                      Palo Alto, CA  94306
                                      Attention:  Kenneth A. Linhares, Esq.
                                      Fax Number:  (415) 494-1417

                         (ii) If to Retek:

                                      Retek Distribution Corporation
                                      25 Church Street
                                      Hamilton, Bermuda
                                      HMLX
                                      Attention:  Robert Jennings, President

                           with a copy to:

                                      Charles V. Winch, Barrister
                                      Gourlay Spencer Slade & Winch
                                      1455 Bellevue Avenue, Suite 205
                                      West Vancouver, BC
                                      Canada V7T 1C3
                                      Fax Number:  (604) 925-1304

                  12.10 Construction of Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an exhibit will mean a Section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

                  12.11 No Joint Venture. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other party and their status is, and at all times will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

                  12.12 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

                  12.13 Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner, employee, agent, consultant or any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

                  12.14 Public Announcement. Upon execution of this Agreement, HNC and Retek will issue a press release approved by such parties announcing the Exchange. Thereafter, HNC may issue such press releases, and make such other disclosures regarding the Exchange, as it determines are required under applicable securities laws or regulatory rules, but shall first, when practicable, consult with Retek and provide Retek with an opportunity to comment on any such press release. Prior to the publication of the press release issued upon execution of this Agreement (unless this Agreement has been terminated), no party hereto shall make any public announcement relating to this Agreement or the transactions contemplated hereby and Retek shall use its best efforts to prevent any trading in HNC Common Stock by officers, directors, shareholders, employees, agents and consultants of Retek and/or of any Retek Subsidiaries.

                  12.15 Confidentiality. Retek and HNC each confirm that they have entered into the Confidentiality Agreement and that they are each bound by, and will abide by, the provisions of such Confidentiality Agreement (except that HNC will cease to be bound by the Confidentiality Agreement after the Exchange becomes effective). If this Agreement is terminated, all copies of documents containing confidential information of a disclosing party shall be returned by the receiving party to the disclosing party or be destroyed, as provided in the Confidentiality Agreement.

                  12.16 Entire Agreement. This Agreement and the exhibits hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto other than the Confidentiality Agreement. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

                  12.17 U.S. Dollars. Unless otherwise expressly provided herein, all references to amounts of money or dollars herein refer to United States dollars.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

HNC SOFTWARE INC.                      RETEK DISTRIBUTION CORPORATION


By:  /s/ Robert L. North               By:  /s/ Robert Jennings
________________________________            _________________________________
Its:  President                        Its: President


                                       RETEK SHAREHOLDERS


                                       THE MULBERRY TRUST

                                       By:  St. George's Trust Company Limited

                                       By:  /s/ Jane M. Collis
                                            _________________________________

                                       Name:  Jane M. Collis
                                            _________________________________

                                       Title:  Managing Director
                                            _________________________________


                                       THE KULMOR TRUST

                                       By:  St. George's Trust Company Limited

                                       By:  /s/ Jane M. Collis
                                            _________________________________

                                       Name:  Jane M. Collis
                                            _________________________________

                                       Title:  Managing Director
                                            _________________________________



                     [SIGNATURE PAGE TO EXCHANGE AGREEMENT]

                                LIST OF EXHIBITS


Exhibit A             Retek Shareholders

Exhibit B             Retek Optionees

Exhibit 2.1.3         Registration Rights Agreement

Exhibit 2.2.1         Option Exchange Agreement

Exhibit 2.4           Escrow Agreement

Exhibit 2.6-A         Investment Representation Letter

Exhibit 2.6-B         Optionee Investment Representation Letter

Exhibit 2.7           Retek Affiliates Agreement

Exhibit 2.8           Example of Application of Exchange Ratio

Exhibit 3.4           Retek Subsidiaries

Exhibit 3.8           Retek Financial Statements

Exhibit 3.11          Agreements of Retek

Exhibit 3.13          Retek IP Rights

Exhibit 3.13.4        Employee Invention and Proprietary Information Agreement

Exhibit 3.16.1        List of Retek Employees, Officers and Consultants

Exhibit 3.16.4        Retek Benefit Arrangements

Exhibit 3.20          Insurance Policies

Exhibit 5.10          Retek Affiliates Agreement

Exhibit 5.12          Actions Not to be Taken by Retek

Exhibit 8.5           Matters to be Covered in the Opinion of Fenwick & West LLP, Counsel to
                      HNC Software Inc.

Exhibit 9.5 A-E       Matters to be Covered in the Opinions of Gourlay Spencer Slade & Winch,
                      Counsel for Retek and special counsel for Retek

Exhibit 9.9A          Non-Competition Agreement (Buchanan)

Exhibit 9.9B          Non-Competition Agreement (Retek Shareholders)

Exhibit 9.10          Employment Agreement

Exhibit 9.17          Australia Representation Agreement

Exhibit 9.18          IOM Amendment

Exhibit 9.19          Entities Releasing "Retek" and "Merman"